Exhibit 10.1

EXECUTION VERSION

364-DAY CREDIT AGREEMENT

dated as of March 3, 2023,

among

THE WALT DISNEY COMPANY,

as Borrower,

TWDC ENTERPRISES 18 CORP.,

as Guarantor (prior to the Guaranty Release Date),

the LENDERS party hereto

and

CITIBANK, N.A.,

as Designated Agent

CITIBANK, N.A. and

JPMORGAN CHASE BANK, N.A.,

as Co-Administrative Agents

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A.,

BNP PARIBAS SECURITIES CORP. and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers and Joint Bookrunners

BNP PARIBAS and DEUTSCHE BANK SECURITIES INC.,

as Co-Syndication Agents

BANK OF AMERICA, N.A.,

CREDIT SUISSE AG, NEW YORK BRANCH,

GOLDMAN SACHS BANK USA,

HSBC BANK USA, N.A.,

MIZUHO BANK, LTD.,

MORGAN STANLEY MUFG LOAN PARTNERS, LLC,

ROYAL BANK OF CANADA,

SOCIETE GENERALE,

SUMITOMO MITSUI BANKING CORPORATION,

TD SECURITIES (USA) LLC,

TRUIST BANK,

U.S. BANK NATIONAL ASSOCIATION and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

AGRICULTURAL BANK OF CHINA LTD., NEW YORK BRANCH,

BANCO SANTANDER, S.A., NEW YORK BRANCH,

BANK OF CHINA, LOS ANGELES BRANCH,

ING BANK N.V., DUBLIN BRANCH and

STANDARD CHARTERED BANK,

as Managing Agents

i

ii

SCHEDULE

Schedule 1.01 – Applicable Lending Offices

Schedule 2.01 – Commitments

EXHIBITS

Exhibit A – Form of Notice of Borrowing

Exhibit B – Form of Assignment and Acceptance

iii

364-DAY CREDIT AGREEMENT dated as of March 3, 2023, among THE WALT DISNEY COMPANY, a Delaware corporation (the “Borrower”), TWDC ENTERPRISES 18 CORP., a Delaware corporation (the “Guarantor”) (prior to the Guaranty Release Date), the LENDERS party hereto and CITIBANK, N.A., as designated agent (together with any successor designated agent appointed pursuant to Article VII, the “Designated Agent”) for the Lenders hereunder.

IN CONSIDERATION of the agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms.

As used in this Agreement (including the preamble hereto), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“2020 Credit Agreement” means the Five-Year Credit Agreement dated as of March 6, 2020, as amended pursuant to the First Amendment dated as of March 4, 2022, among the Borrower, the Guarantor (prior to the Guaranty Release Date (as defined therein)), the lenders party thereto and JPMorgan Chase Bank, N.A., as designated agent for the lenders thereunder, as such agreement may be further amended, restated, supplemented or otherwise modified from time to time.

“2022 Credit Agreement” means the Five-Year Credit Agreement dated as of March 4, 2022, among the Borrower, the Guarantor (prior to the Guaranty Release Date (as defined therein)), the lenders party thereto and JPMorgan Chase Bank, N.A., as designated agent for the lenders thereunder, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Adjusted Term SOFR” means (a) with respect to any Term SOFR Advance for an Interest Period of one month, an interest rate per annum equal to the Term SOFR for such Interest Period and (b) with respect to any Term SOFR Advance for an Interest Period of three or six months, an interest rate per annum equal to (i) the Term SOFR for such Interest Period plus (ii) 0.10%; provided that if the Adjusted Term SOFR shall be less than zero, such rate shall be deemed to be zero.

“Advance” means an advance by a Lender to the Borrower as part of a Borrowing.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Agreed Currencies” means Dollars or any Foreign Currency.

“Agreement” means this 364-Day Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 8.01.

“Ancillary Document” has the meaning specified in Section 8.15.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and all other similar laws, rules, and regulations of any jurisdiction applicable to any member of the Consolidated Group concerning or relating to bribery or corruption.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office, in the case of a Base Rate Advance, a Term SOFR Advance or a Daily Simple SOFR Advance, and such Lender’s Foreign Lending Office, in the case of a EURIBOR Advance, a TIBOR Advance or a SONIA Advance.

“Applicable Margin” means, as of any date, with respect to (a) any Term SOFR Advance, EURIBOR Advance, TIBOR Advance or RFR Advance, a rate per annum equal to the percentage set forth in the column entitled “Term SOFR/EURIBOR/TIBOR/RFR Applicable Margin” and (b) any Base Rate Advance, a rate per annum equal to the percentage set forth in the column entitled “Base Rate Applicable Margin”, in each case, as determined by reference to the Public Debt Rating in effect on such date:

Ratings Level	Public Debt Rating S&P/Moody’s	Term SOFR/EURIBOR/TIBOR/RFR Applicable Margin	Base Rate Applicable Margin
Level 1	At least A+ by S&P/A1 by Moody’s	0.625%	0.000%
Level 2	A by S&P/A2 by Moody’s	0.750%	0.000%
Level 3	A- by S&P/A3 by Moody’s	0.875%	0.000%
Level 4	Lower than A- by S&P/A3 by Moody’s or unrated	1.000%	0.000%

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Designated Agent and the Borrower, in substantially the form of Exhibit B hereto.

“Assuming Lender” has the meaning specified in Section 2.20(c).

“Assumption Agreement” has the meaning specified in Section 2.20(c).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.08(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part

I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, an interest rate per annum equal to the highest of (a) the Prime Rate in effect for such day, (b) the NYFRB Rate in effect for such day plus 1/2 of 1.00% and (c) the Adjusted Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 A.M. (Chicago time) on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.08(b) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.08(b)), then for purposes of clause (c) above the Adjusted Term SOFR shall be deemed to be zero.

“Base Rate Advance” means an Advance denominated in Dollars which bears interest as provided in Section 2.06(a)(i).

“Benchmark” means, initially, with respect to any Advance denominated in any Agreed Currency, the Relevant Rate for Advances denominated in such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.08(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Designated Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1) in the case of any Advance denominated in Dollars, the Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Designated Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clauses (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Designated Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Advance, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark and other technical, administrative or operational matters) that the Designated Agent determines, in its reasonable discretion and in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of the applicable Benchmark and to permit the administration thereof by the Designated Agent in a manner substantially consistent with market practice (or, if the Designated Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Designated Agent determines, in consultation with the Borrower, that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Designated Agent determines, in its reasonable discretion and in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the

Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such then-current Benchmark pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.08(b).

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Information” has the meaning specified in Section 8.09.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type and currency made by each of the Lenders pursuant to Section 2.01.

“Business Day” means a day of the year (a) on which banks are not required or authorized to remain closed in Los Angeles, California, or New York City, New York, (b) if the applicable Business Day relates to Advances denominated in Euro or in connection with the determination of the EURIBO Rate, which is a TARGET Day, (c) if the applicable Business Day relates to Advances denominated in Yen or in connection with the determination of the TIBO Rate, on which banks are open for business in Japan, (d) if the applicable Business Day relates to RFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any RFR Advance, or any other dealings in the applicable Agreed Currency of such RFR Advance, which is an RFR Business Day and (e) if the applicable Business Day relates to Term SOFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Advance, or any other dealings in the applicable Agreed Currency of such Term SOFR Advance, which is a U.S. Government Securities Business Day.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Administrative Agents” means Citibank, N.A. and JPMorgan Chase Bank, N.A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commitment” means, as to any Lender, the commitment of such Lender to make Advances pursuant to Section 2.01, as such commitment may be reduced or increased from time to time pursuant to the terms hereof. The initial amount of each Lender’s Commitment is the amount set forth opposite such Lender’s name on Schedule 2.01 hereto or, if such Lender has become a party hereto pursuant to an Assumption Agreement or an Assignment and Acceptance, the amount set forth in such Assumption Agreement or such Assignment and Acceptance, as the case may be. As of the Effective Date, the aggregate amount of the Commitments is $5,250,000,000.

“Commitment Fee Percentage” means, as of any date, the applicable rate per annum under the caption “Commitment Fee Percentage” as determined by reference to the Public Debt Rating in effect on such date as set forth below:

Ratings Level	Public Debt Rating S&P/Moody’s	Commitment Fee Percentage
Level 1	At least A+ by S&P/A1 by Moody’s	0.030%
Level 2	A by S&P/A2 by Moody’s	0.040%
Level 3	A- by S&P/A3 by Moody’s	0.050%
Level 4	Lower than A- by S&P/A3 by Moody’s or unrated	0.060%

“Communications” has the meaning specified in Section 8.02(b).

“Consolidated EBITDA” means, for any period, (a) net income or net loss, as the case may be, of the Consolidated Group on a consolidated basis for such period, as determined in accordance with GAAP for such period, plus (b) the sum of all amounts which, in the determination of such consolidated net income or net loss, as the case may be, for such period, have been deducted for (i) Consolidated Interest Expense, (ii) consolidated income tax expense, (iii) consolidated depreciation expense, (iv) consolidated amortization expense and (v) any non-cash goodwill impairment charges, in each case determined in accordance with GAAP for such period.

“Consolidated Group” means the Borrower and its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Consolidated Group with respect to all outstanding Debt of the Consolidated Group during such period, all as determined on a consolidated basis for such period and in accordance with GAAP for such period.

“Continue”, “Continuation” and “Continued” each refers to a continuation of Term SOFR Advances, EURIBOR Advances or TIBOR Advances into a new Interest Period pursuant to the definition of the term Interest Period and Section 2.09.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.08 or 2.09.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”) with respect to any Advance denominated in Dollars, a rate per annum equal to SOFR for the day that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR shall be less than zero, such rate shall be deemed to be zero.

“Daily Simple SOFR Advance” means an Advance denominated in Dollars which bears interest as provided in Section 2.06(a)(v)(A).

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”) with respect to any Advance denominated in Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Interest Day is an RFR Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) zero.

“Debt” means, with respect to any Person: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (d) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases and (e) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (d) above.

“Declining Lender” has the meaning specified in Section 2.20(b).

“Defaulting Lender” means any Lender, as reasonably determined by the Designated Agent (or by the Borrower in the case of clause (e) below; provided that in the absence of a concurring determination by the Designated Agent, without limiting any other rights of the parties vis-a-vis such Defaulting Lender, the sole consequence under Section 2.21(a) of such a determination by the Borrower shall be a mandatory assignment by such Lender pursuant to the terms of Section 2.16 hereof, if requested by the Borrower), that has (a) failed to fund any portion of its Advances within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Designated Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after written request by the Designated Agent (based upon the reasonable belief that such Lender may not fulfill its funding obligation), to confirm in writing that it will comply with the terms of this Agreement relating to its funding obligations under this Agreement, unless subject to a good faith dispute, provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Designated Agent, (d) otherwise failed to pay over to the Designated Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless subject to a good faith dispute, or (e) other than via an Undisclosed Administration, become the subject of (or is reasonably likely not to fund its obligations hereunder as a result of) a bankruptcy or insolvency proceeding or a Bail-In Action, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding or a Bail-In Action, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action indicating its consent to, approval of or acquiescence in any such proceeding, appointment or action, provided that for purposes of this clause (e), in the absence of a Bail-In Action, a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by any Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.

“Designated Agent” has the meaning specified in the preamble to this Agreement.

“Designated Agent’s Account” means (a) in the case of Advances denominated in Dollars, account number 36852248 maintained by the Designated Agent at its office at One Penns Way, Ops II, Floor 2, New Castle, Delaware 19720, and (b) in the case of Advances denominated in any Foreign Currency, such other account of the Designated Agent as the Designated Agent shall notify in writing to the Borrower and the Lenders from time to time.

“Dollars” and the “$” sign each means lawful currency of the United States.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule 1.01 hereto or in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Designated Agent for such purpose.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 3.01.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender or any Affiliate of a Lender or (b) any bank or other financial institution or any other Person (other than a natural Person) that has been approved in writing by the Borrower and the Designated Agent as an Eligible Assignee for purposes of this Agreement; provided that neither the Borrower’s approval nor the Designated Agent’s approval shall be unreasonably withheld; and provided further that the Borrower may withhold its approval if the Borrower reasonably believes that an assignment to such Eligible Assignee pursuant to Section 8.07 would result in the incurrence of increased costs payable by the Borrower pursuant to Section 2.11 or 2.14.

“Environmental Claim” means any administrative, regulatory or judicial action, suit, demand, claim, lien, notice or proceeding relating to any Environmental Law or any Environmental Permit.

“Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code or duly promulgated policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof, including any order, consent decree or judgment, in each case, relating to the environment, human health, human safety or any Hazardous Material.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equivalent” in Dollars of any Foreign Currency on any date means the equivalent in Dollars of such Foreign Currency determined by using the rate at which such Foreign Currency may be exchanged into Dollars last provided (either by publication or otherwise provided to the Designated Agent) by Reuters on the Business Day (determined based on New York City time) immediately preceding the date of determination or as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Designated Agent in consultation with the Borrower (or, if no such other publicly available information service is available, the Equivalent of such amount in Dollars will be determined in such manner as the Borrower and the Designated Agent shall agree or, in the absence of such agreement, by the Designated Agent using any method of determination it deems appropriate in its reasonable discretion); and the “Equivalent” in any Foreign Currency of Dollars on any date means the equivalent in such Foreign Currency of Dollars determined by using the rate at which Dollars may be exchanged for such Foreign Currency last provided (either by publication or otherwise provided to the Designated Agent) by Reuters on the Business Day (determined based on New York City time) immediately preceding the date of determination or as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Designated Agent in consultation with the Borrower (or, if no such other publicly available information service is available, the Equivalent of such amount in such Foreign Currency will be determined in such manner as the Borrower and the Designated Agent shall agree or, in the absence of such agreement, by the Designated Agent using any method of determination it deems appropriate in its reasonable discretion).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code.

“ERISA Event” means: (a) (i) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the Pension Benefit Guaranty Corporation, or (ii) the provisions of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are applicable with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in subsection (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations by the Borrower or any ERISA Affiliate at a facility in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan described in Section 302 of ERISA; or (f) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

“Erroneous Payment” has the meaning specified in Section 7.04(b)(i).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 7.04(b)(iv).

“Erroneous Payment Impacted Class” has the meaning specified in Section 7.04(b)(iv).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 7.04(b)(iv).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 7.04(b)(vi).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Advance denominated in Euro for any Interest Period, the rate per annum equal to (a) the EURIBO Screen Rate at approximately 11:00 A.M. (Brussels time) two TARGET Days prior to the commencement of such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the EURIBO Rate shall be less than zero, such rate shall be deemed to be zero.

“EURIBO Screen Rate” means a rate per annum equal to the euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for the applicable period displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Designated Agent from time to time in its reasonable discretion).

“EURIBOR Advance” means an Advance denominated in Euro which bears interest as provided in Section 2.06(a)(iii).

“Euro” or “€” means the single currency of any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Entity” means each of the Hong Kong Disneyland Entities, the Shanghai Project Entities and the Specified Project Entities.

“Excluded Taxes” has the meaning specified in Section 2.14(a).

“Existing 364-Day Credit Agreement” means the 364-Day Credit Agreement dated as of March 4, 2022, among the Borrower, the Guarantor, the lenders party thereto and Citibank, N.A., as designated agent for the lenders thereunder, as such agreement may have been amended, restated, supplemented or otherwise modified from time to time.

“Extending Lender” has the meaning specified in Section 2.20(b).

“Extension Date” has the meaning specified in Section 2.20(b).

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.

“Foreign Currencies” means Sterling, Yen and Euro.

“Foreign Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Foreign Lending Office” opposite its name on Schedule 1.01 hereto or in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Designated Agent for such purpose.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning specified in Section 9.01.

“Guarantor” has the meaning specified in the preamble to this Agreement.

“Guaranty” means the guaranty and the other obligations of the Guarantor under Article IX.

“Guaranty Beneficiaries” means the Designated Agent, the Lenders and any other holders of Guaranteed Obligations.

“Guaranty Release Date” means the date on which the Guarantor is released and discharged from its obligations under this Agreement and the Guaranty as set forth in Section 9.08.

“Hazardous Material” means (a) any petroleum or petroleum product, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation or radon gas, (b) any substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “toxic substances”, “contaminants” or “pollutants”, or words of similar import, under any applicable Environmental Law or (c) any other substance exposure to which is regulated by any governmental or regulatory authority.

“Hong Kong Disneyland Entity” means any subsidiary of the Borrower and any other Person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex, or any part thereof or any addition thereto, commonly known as “Hong Kong Disney”, “Hong Kong Disneyland” or “Disneyland Resort Hong Kong”, located at Penny’s Bay on Lantau Island, Hong Kong, which subsidiaries and other Persons include, without limitation, as of the date hereof, Hongkong

International Theme Parks Limited, Hong Kong Disneyland Management Limited and Walt Disney Holdings (Hong Kong) Limited.

“Indemnified Matters” has the meaning specified in Section 8.08(a).

“Indemnified Party” has the meaning specified in Section 8.08(a).

“Interest Period” means, for each Term SOFR Advance, EURIBOR Advance or TIBOR Advance comprising part of the same Borrowing, the period commencing on the date of such Term SOFR Advance, EURIBOR Advance or TIBOR Advance or on the date of the Conversion of any Base Rate Advance into a Term SOFR Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months, as the Borrower may select, in each case, upon notice received by the Designated Agent not later than 12:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

(i) Interest Periods commencing on the same date for Term SOFR Advances, EURIBOR Advances or TIBOR Advances comprising part of the same Borrowing shall be of the same duration;

(ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

(iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

(iv) the Borrower may not select for any Advance any Interest Period which ends after the Scheduled Termination Date then in effect (or, in the event the Term-Out Option has been exercised, the Maturity Date as it has been extended pursuant thereto).

“IRS” means the U.S. Internal Revenue Service.

“Lender-Related Person” means the Designated Agent, the Persons set forth as the Co-Administrative Agents, the Co-Syndication Agents, the Co-Documentation Agents, the Managing Agents, the Joint Lead Arrangers and Joint Bookrunners on the cover of this Agreement, each Lender, each of their respective Affiliates and the respective officers, directors, employees, agents and advisors of any of the foregoing.

“Lenders” means, collectively, the Persons listed on Schedule 2.01, each Assuming Lender that shall become a party hereto pursuant to Section 2.20 and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07, in each case other than any such Person that shall have ceased to be a party hereto pursuant to Section 8.07.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement which has the same effect as a lien or security interest.

“Loan Documents” means this Agreement and each Note delivered pursuant to Section 2.17(a), in each case as amended, restated, supplemented or otherwise modified from time to time.

“Loan Party” means the Borrower and, prior to the Guaranty Release Date, the Guarantor.

“Majority Lenders” means, at any time, Lenders owed at least a majority in interest of the aggregate unpaid principal amount of the Advances owing to the Lenders at such time, or, if no such principal amount is outstanding at such time, Lenders having at least a majority in interest of the Commitments at such time; provided, however, that neither the Borrower nor any of its Affiliates, if a Lender, shall be included in the determination of the Majority Lenders at any time.

“Material Subsidiary” means, at any date of determination, a Subsidiary of the Borrower that, either individually or together with its Subsidiaries, taken as a whole, has total assets exceeding $250,000,000 on such date.

“Maturity Date” means the Termination Date or, if applicable, any later date to which the Maturity Date shall have been extended pursuant to Section 2.22.

“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower on or immediately prior to such date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Note” has the meaning specified in Section 2.17(a).

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 A.M. (New York City time) on such day received by the Designated Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“OFAC” means Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Taxes” has the meaning specified in Section 2.14(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised both of overnight federal funds and overnight “Eurodollar” borrowings in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in any Foreign Currency, an overnight rate determined by the Designated Agent in accordance with banking industry rules on interbank compensation.

“Participant Register” has the meaning specified in Section 8.07(e).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 and all other laws and regulations relating to money-laundering and terrorist activities.

“Payment Office” means, for any Foreign Currency, such office of the Designated Agent as shall be from time to time selected by the Designated Agent and notified by the Designated Agent to the Borrower and the Lenders.

“Payment Recipient” has the meaning specified in Section 7.04(b)(i).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 8.02(b).

“Prime Rate” means the rate of interest publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Debt Rating” means, as of any date of determination, the higher rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of senior, unsecured, non-credit enhanced long-term public debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Commitment Fee Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Commitment Fee Percentage will be set in accordance with Level 4 under the definition of “Applicable Margin” or “Commitment Fee Percentage”, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Commitment Fee Percentage shall be based upon the higher rating; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then-equivalent rating by S&P or Moody’s, as the case may be.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, 5:00 A.M. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBO Rate, 11:00 A.M. (Brussels time) two TARGET Days preceding the date of such setting, (c) if such Benchmark is the TIBO Rate, 11:00 A.M. (Japan time) two Business Days preceding the date of such setting, (d) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting or (e) otherwise, the time determined by the Designated Agent in its reasonable discretion.

“Register” has the meaning specified in Section 8.07(c).

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Advances denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Advances denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Advances denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (d) with respect to a Benchmark Replacement in respect of Advances denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term SOFR Advance, the Adjusted Term SOFR, (b) with respect to any EURIBOR Advance, the EURIBO Rate, (c) with respect to any TIBOR Advance, the TIBO Rate, (d) with respect to any Daily Simple SOFR Advance, the Daily Simple SOFR and (e) with respect to any SONIA Advance, the Daily Simple SONIA.

“Relevant Screen Rate” means (a) with respect to any Term SOFR Advance, the Term SOFR Reference Rate, (b) with respect to any EURIBOR Advance, the EURIBO Screen Rate and (c) with respect to any TIBOR Advance, the TIBO Screen Rate.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, the president, the chief financial officer, the treasurer or any assistant treasurer of the Borrower.

“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.

“RFR” means (a) for any Advance denominated in Dollars, Daily Simple SOFR and (b) for any Advance denominated in Sterling, SONIA.

“RFR Advance” means (a) an Advance denominated in Dollars which bears interest as provided in Section 2.06(a)(v)(A) or (b) an Advance denominated in Sterling which bears interest as provided in Section 2.06(a)(v)(B), as applicable.

“RFR Business Day” means (a) for any Advance denominated in Dollars, a U.S. Government Securities Business Day and (b) for any Advance denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“S&P” means Standard & Poor’s Ratings Services, a subsidiary of S&P Global Inc., and any successor to its rating agency business.

“Sanctioned Person” means any Person currently named on OFAC’s List of Specially Designated Nationals and Blocked Persons or any entity that is 50% or more owned by such Person; the Sanctioned Entities List maintained by the U.S. Department of State; the consolidated list of persons, groups and entities subject to European Union financial sanctions maintained by the European Union External Action Committee; the Consolidated List of Financial Sanctions Targets maintained by His Majesty’s Treasury of the United Kingdom; and the Compendium of United Nations Security Council Sanctions Lists.

“Sanctions Laws” means trade or financial sanctions imposed, administered or enforced by the OFAC or similar trade or financial sanctions imposed, administered or enforced by (a) the U.S. Department of State pursuant to the International Emergency Economic Powers Act, Trading with the Enemy Act, United Nations Participation Act, Foreign Narcotics Kingpin Designation Act, Comprehensive Iran Sanctions, Accountability, and Divestment Act, Iran Threat Reduction and Syria Human Rights Act and related executive orders and regulations, (b) His Majesty’s Treasury of the United Kingdom, (c) the European Union or (d) United Nations Security Council.

“Scheduled Termination Date” means March 1, 2024, subject to the extension thereof pursuant to Section 2.20; provided that the Scheduled Termination Date of any Lender that is a Declining Lender in connection with any requested extension pursuant to Section 2.20 shall be the Scheduled Termination Date in effect immediately prior to the applicable Extension Date.

“SEC” means the United States Securities and Exchange Commission.

“Shanghai Project Entity” means any subsidiary of the Borrower and any other Person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex or any part thereof or any addition thereto, known as “Shanghai Disney”, “Shanghai Disneyland” or “Disneyland Resort Shanghai” or by any similar name, located in the Pudong New Area, Shanghai, People’s Republic of China, which subsidiaries and other Persons include, without limitation, as of the date hereof, Shanghai International Theme Park Company Limited, Shanghai International Theme Park Associated Facilities Company Limited, Shanghai International Theme Park and Resort Management Company Limited and WD Holdings (Shanghai), LLC.

“Single Employer Plan” means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Advance” means an Advance denominated in Sterling which bears interest as provided in Section 2.06(a)(v)(B).

“Specified Project Entity” means:

(a) DVD Financing, Inc.;

(b) each Affiliate of the Borrower organized after February 25, 2004 (the “Organization Date”) (or whose business commenced after the Organization Date) and any other Person organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its subsidiaries, in each case, if:

(i) such Affiliate or other Person has incurred Debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project (“Project Debt”);

(ii) except for customary guarantees, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such Affiliate or other Person from the Borrower or any of its subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such Affiliate or other Person, the assets and revenues of such Affiliate or other Person); and

(iii) the property over which Liens are granted to secure such Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such Affiliate or other Person or a Subsidiary of the Borrower referred to in clause (c) below; and

(c) each Affiliate of the Borrower organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any Affiliate or other Person referred to in clause (b) above.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the EURIBO Rate or the TIBO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Advances. Such reserve percentage shall include those imposed pursuant to Regulation D. EURIBOR Advances and TIBOR Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful money of the United Kingdom.

“Subsidiary” means, with respect to any Person, (a) any corporation (or foreign equivalent) other than an Excluded Entity or (b) any general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a “Non-Corporate Entity”), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Subsidiaries) owned by such Person. In the case of a Non-Corporate Entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity. For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a Person solely by reason of such Person’s ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be “interests having ordinary voting power”.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Designated Agent to be a suitable replacement).

“TARGET Day” means any day on which the TARGET is open for the settlement of payments in Euro.

“Taxes” has the meaning specified in Section 2.14(a).

“Term SOFR” means, with respect to any Term SOFR Advance and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 A.M. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Advance” means an Advance denominated in Dollars which bears interest as provided in Section 2.06(a)(ii).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Advance and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Designated Agent as the forward-looking term rate based on SOFR. If by 5:00 P.M. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” means, as to each Lender, the earlier of (a) the Scheduled Termination Date applicable to such Lender and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.04 or 6.01.

“Term-Out Date” has the meaning specified in Section 2.22.

“Term-Out Option” has the meaning specified in Section 2.22.

“TIBO Rate” means, with respect to any Advance denominated in Yen for any Interest Period, the rate per annum equal to (a) the TIBO Screen Rate at approximately 11:00 A.M. (Tokyo time) two Business Days prior to the commencement of such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the TIBO Rate shall be less than zero, such rate shall be deemed to be zero.

“TIBO Screen Rate” means a rate per annum equal to the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person that takes over the administration of such rate) for deposits in Yen for the applicable period, as displayed on the Reuters screen page that displays such rate (currently DTIBOR0) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Designated Agent from time to time in its reasonable discretion).

“TIBOR Advance” means an Advance denominated in Yen which bears interest as provided in Section 2.06(a)(iv).

“Type” means, in respect of any Advance, whether such Advance is a Base Rate Advance, a Term SOFR Advance, a EURIBOR Advance, a TIBOR Advance, a SONIA Advance or, if applicable pursuant to Section 2.08, a Daily Simple SOFR Advance.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“United States” and “U.S.” each means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” or “¥” mean the lawful currency of Japan.

SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as in effect from time to time; provided, however, that if any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 4.01(c) as of or for the fiscal year ended October 1, 2022, hereafter occur by reason of the promulgation of rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and result in a change in the method of calculation of any financial covenant or term related thereto contained in this Agreement, then upon the request of either the Borrower or the Designated Agent (acting at the instruction of the Majority Lenders), the Borrower and the

Designated Agent shall enter into negotiations to amend such financial covenant or other relevant terms of this Agreement to eliminate the effect of any such change; provided further, however, that upon such request and until such amendment becomes effective, such financial covenant or other relevant terms shall be performed, observed and determined in accordance with GAAP as in effect immediately prior to such change.

SECTION 1.04. Interest Rates; Benchmark Notification. The interest rate on an Advance may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.08(b)(i) provides a mechanism for determining an alternative rate of interest. The Designated Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Designated Agent and its Affiliates and/or other related entities may engage in transactions unrelated to this Agreement that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Designated Agent may select information sources or services in its commercially reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower denominated in any Agreed Currency from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based, in respect of any Advances denominated in a Foreign Currency, on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed at any time outstanding the Commitment of such Lender then in effect; provided that the Lenders shall not be obligated to, and shall not, make any Advances as part of a Borrowing if after giving effect to such Borrowing the sum of the then-outstanding aggregate amount of all Borrowings shall exceed the aggregate amount of the Commitments then in effect. Each Borrowing shall be in an aggregate amount of $5,000,000, £5,000,000, €5,000,000 or ¥500,000,000, as applicable, or an integral multiple of $1,000,000, £1,000,000, €1,000,000 or ¥100,000,000, as applicable, in excess thereof, except that any Borrowing may be in an amount equal to the remaining unused amount of the Commitments or the Equivalent thereof in a Foreign Currency. Each Borrowing shall consist of Advances of the same Type and currency made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrower from time to time may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (i) 11:00 A.M. (New York City time) on the same Business Day as the date of a proposed Borrowing comprised of Base Rate Advances, (ii) 11:00 A.M. (New York City time) on the third Business Day prior to the date of a proposed Borrowing comprised of EURIBOR Advances or TIBOR Advances, (iii) 11:00 A.M. (New York City time) on the fifth RFR Business Day prior to the date of a proposed Borrowing comprised of SONIA Advances and (iv)(A) 11:00 A.M. (New York City time) on the third U.S. Government Securities Business Day prior to the date of a proposed Borrowing comprised of Term SOFR Advances or (B) if applicable pursuant to Section 2.08, 11:00 A.M. (New York City time) on the fifth RFR Business Day prior to the date of a proposed Borrowing comprised of Daily Simple SOFR Advances, by the Borrower to the Designated Agent, which shall give to each Lender prompt notice thereof. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing, or by telephone confirmed immediately in writing, in substantially the form of Exhibit A hereto, specifying therein the requested (1) date of such Borrowing (which shall be a Business Day), (2) the currency and Type of Advances comprising such Borrowing, (3) aggregate amount of such Borrowing and (4) in the case of a Borrowing comprised of Term SOFR Advances, EURIBOR Advances or TIBOR Advances, initial Interest Period for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing make available for the account of its Applicable Lending Office to the Designated Agent at the Designated Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing. After the Designated Agent’s receipt of such funds and upon fulfillment of the conditions set forth in Section 3.02, the Designated Agent will make such funds available to the Borrower at the office where the Designated Agent’s Account is maintained (or to an account of the Borrower in the relevant jurisdiction and designated by the Borrower in the applicable Notice of Borrowing, in the case of Advances denominated in a Foreign Currency).

(b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies as to be comprised of Term SOFR Advances, EURIBOR Advances or TIBOR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the conditions set forth in Section 3.02, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Term SOFR Advance, the EURIBOR Advance or the TIBOR Advance to be made by such Lender as part of such Borrowing when such Term SOFR Advance, EURIBOR Advance or TIBOR Advance, as a result of such failure, is not made on such date.

(c) Unless the Designated Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Designated Agent such Lender’s ratable portion of such Borrowing, the Designated Agent may, but shall not be required to, assume that such Lender has made such portion available to the Designated Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Designated Agent may, but shall not be required to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that any Lender shall not have made such ratable portion available to the Designated Agent, such Lender agrees to pay to the Designated Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Designated Agent, at the greater of (i) the rate determined by the Designated Agent to be the cost to it of funding such amount and (ii) the applicable Overnight Rate; provided, however, that (A) within two Business Days after any Lender shall fail to make such ratable portion available to the Designated Agent, the Designated Agent shall notify the Borrower of such failure and (B) if such Lender shall not have paid such corresponding amount to the Designated Agent within two Business Days after such demand is made of such Lender by the Designated Agent, the Borrower agrees to repay to the Designated Agent forthwith upon demand by the Designated Agent to the Borrower such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Designated Agent, at the interest rate applicable at the time to Advances comprising such Borrowing. If and to the extent such corresponding amount shall be paid by such Lender to the Designated Agent in accordance with this Section 2.02(c), such amount shall constitute such Lender’s Advance as part of such Borrowing for all purposes of this Agreement.

(d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03. Fees. (a) Commitment Fee. The Borrower agrees to pay to each Lender a commitment fee on the average daily unused amount of such Lender’s Commitment (i) in the case of each Lender on the Effective Date, from the Effective Date or (ii) in the case of any Lender that becomes a Lender after the Effective Date, the effective date specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, until, in each case, the Termination Date, payable quarterly in arrears on the first Business Day of each January, April, July and October during the term of such Lender’s Commitment, commencing April 1, 2023, and on the Termination Date, at the rate per annum equal to the Commitment Fee Percentage in effect from time to time.

(b) Term-Out Fees. In the event that the Borrower elects to exercise the Term-Out Option under Section 2.22, then, on the Scheduled Termination Date, the Borrower agrees to pay to the Designated Agent, for the account of each Lender, a term-out fee equal to 0.75% of the aggregate principal amount of such Lender’s outstanding Advances that have been termed out on the Scheduled Termination Date pursuant to such exercise of the Term-Out Option.

SECTION 2.04. Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days’ notice to the Designated Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that after giving effect to any such partial reduction, the total Commitments shall not be less than the then-outstanding aggregate amount of Advances. Once terminated, such Commitments may not be reinstated.

SECTION 2.05. Repayment of Advances. The Borrower shall repay to each Lender on the Maturity Date the aggregate principal amount of the Advances owing to such Lender on such date.

SECTION 2.06. Interest on Advances. (a) Scheduled Interest. The Borrower shall pay to each Lender interest on the unpaid principal amount of each Advance owing to such Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate and (B) the Applicable Margin in effect from time to time, payable quarterly in arrears on the first Business Day of each January, April, July and October during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) Term SOFR Advances. During such periods as such Advance is a Term SOFR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Adjusted Term SOFR for such Interest Period for such Advance and (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date which occurs every three months after the first day of such Interest Period and on the date such Term SOFR Advance shall be Converted or paid in full.

(iii) EURIBOR Advances. During such periods as such Advance is a EURIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the EURIBO Rate for such Interest Period for such Advance and (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date which occurs every three months after the first day of such Interest Period and on the date such EURIBOR Advance shall be Converted or paid in full.

(iv) TIBOR Advances. During such periods as such Advance is a TIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the TIBO Rate for such Interest Period for such Advance and (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date which occurs every three months after the first day of such Interest Period and on the date such TIBOR Advance shall be Converted or paid in full.

(v) RFR Advances. During such periods as such Advance is an RFR Advance, a rate per annum equal at all times to the sum of (A) if such Advance is denominated in Dollars and if applicable pursuant to Section 2.08, (i) the Daily Simple SOFR and (ii) the Applicable Margin in effect from time to time and (B) if such Advance is denominated in Sterling, (i) the Daily Simple SONIA and (ii) the Applicable Margin in effect from time to time, in each case, payable on each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or Conversion to, such RFR Advance (or, if there is no such corresponding day in such month, then the last day of such month) and on the date such RFR Advance shall be Converted or paid in full.

(b) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand of the Designated Agent or the Majority Lenders, at a rate per annum equal at all times to (i) in the case of any amount of principal, 2.00% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due and (ii) to the fullest extent permitted by law, in the case of all other amounts, 2.00% per annum above the rate of interest applicable to Base Rate Advances in effect from time to time.

(c) Interest Rate Determination. The Designated Agent shall give prompt notice to the Borrower and the Lenders of (i) the applicable interest rate determined by the Designated Agent and (ii) the details of such determination for purposes of Section 2.06(a).

SECTION 2.07. [Intentionally Omitted.]

SECTION 2.08. Alternate Rate of Interest. (a) Subject to Section 2.08(b), if:

(i) the Designated Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Advance, a EURIBOR Advance or a TIBOR Advance, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR, the EURIBO Rate or the TIBO Rate (including because the Relevant Screen Rate is not available or published on a current basis), as applicable, for such

Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Daily Simple SOFR or Daily Simple SONIA for the applicable Agreed Currency; or

(ii) the Designated Agent is advised by the Majority Lenders in writing (A) prior to the commencement of any Interest Period for a Term SOFR Advance, a EURIBOR Advance or a TIBOR Advance, that the Adjusted Term SOFR, the EURIBO Rate or the TIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (which cost each such Lender reasonably determines in good faith is material) of making or maintaining such Advances for such Interest Period or (B) at any time, that the Daily Simple SOFR or the Daily Simple SONIA, as applicable, will not adequately and fairly reflect the cost to such Lenders (which cost each such Lender reasonably determines in good faith is material) of making or maintaining their RFR Advances denominated in the applicable currency;

then the Designated Agent shall forthwith so notify the Borrower and the Lenders, whereupon, unless and until the Designated Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark or, in the case of a development referred to in the preceding clause (ii), the Applicable Margin with respect to Advances of the applicable Type shall be increased to reflect such costs as determined by such Majority Lenders and as agreed by the Borrower, (A) the obligation of the Lenders to make, or to Continue at the end of the then applicable Interest Period, any Term SOFR Advances, EURIBOR Advances, TIBOR Advances or SONIA Advances, or to Convert Base Rate Advances into Term SOFR Advances, as the case may be, shall be suspended, (B) in the case of Advances denominated in Dollars, any request for a borrowing of, or a Conversion to or Continuation as, Term SOFR Advances shall instead be deemed to be a request for a borrowing of, or a Conversion to, as applicable, (x) Daily Simple SOFR Advances so long as the Daily Simple SOFR is not also the subject of clauses (i) or (ii) above or (y) Base Rate Advances if the Daily Simple SOFR is also the subject of clauses (i) or (ii) above, and (C) if any affected Advance in any Agreed Currency is outstanding on the day of the Borrower’s receipt of such notice from the Designated Agent with respect to a Relevant Rate applicable to such Advance, then (1) in the case of Advances denominated in Dollars, such affected Advances shall automatically, on the last day of the then-existing Interest Period therefor, unless prepaid by the Borrower, Convert into, and shall constitute, (x) Daily Simple SOFR Advances so long as the Daily Simple SOFR is not also the subject of clause (i) or (ii) above or (y) Base Rate Advances if the Daily Simple SOFR is also the subject of clause (i) or (ii) above and (2) in the case of Advances denominated in Foreign Currencies, such affected Advances shall, on the last day of the then-existing Interest Period therefor (or, in the case of SONIA Advances, on the first Business Day after the date the Borrower receives such notice from the Designated Agent), be prepaid by the Borrower. The Designated Agent shall use reasonable efforts to determine from time to time whether the circumstances described in clause (i) or (ii) above no longer exist and, promptly after the Designated Agent knows that such circumstances no longer exist, the Designated Agent shall notify the Borrower and the Lenders thereof.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 P.M. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Designated Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Designated Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) The Designated Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Designated Agent as set forth in this Section 2.08(b) may be provided, at the option of the Designated Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of, any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Designated Agent or, if applicable, the Borrower or any Lender (or group of Lenders) pursuant to this Section 2.08(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.08(b).

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR, the EURIBO Rate or the TIBO Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Designated Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Designated Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Designated Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, Conversion to or Continuation of any Term SOFR Advance, EURIBOR Advance, TIBOR Advance or RFR Advance, as applicable, to be made, Converted or Continued during any Benchmark Unavailability Period and, failing that, either (A) in the case of Advances denominated in Dollars, the Borrower will be deemed to have converted any request for a borrowing of, Conversion to or Continuation of any Term SOFR Advances into a request for a borrowing of or Conversion to, as applicable, (x) Daily Simple SOFR Advances so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) Base Rate Advances if

the Daily Simple SOFR is the subject of a Benchmark Transition Event or (B) in the case of Advances denominated in any Foreign Currency, such request shall be ineffective. Furthermore, if any Advance in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Advance, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.08(b), (1) in the case of Advances denominated in Dollars, such Advances shall on the last day of the Interest Period applicable thereto Convert to, and shall constitute, (x) Daily Simple SOFR Advances so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event on such day or (y) Base Rate Advances if the Daily Simple SOFR is the subject of a Benchmark Transition Event on such day and (2) in the case of Advances denominated in any Foreign Currency, shall be prepaid by the Borrower on the first Business Day after the date the Borrower receives such notice.

SECTION 2.09. Conversion and Continuation of Advances. (a) The Borrower may on any Business Day, upon notice given to the Designated Agent not later than (i) 11:00 A.M. (New York City time) on the same Business Day as the date of the proposed Conversion in the case of a Conversion of Term SOFR Advances or, if applicable pursuant to Section 2.08, Daily Simple SOFR Advances into Base Rate Advances and (ii) 12:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Term SOFR Advances or of a Continuation of Term SOFR Advances, EURIBOR Advances or TIBOR Advances of one Interest Period into Term SOFR Advances, EURIBOR Advances or TIBOR Advances, as applicable, of another Interest Period, as the case may be, and subject to the provisions of Sections 2.08 and 2.12, (i) Convert all Advances denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type, except that no Conversion may be made into Daily Simple SOFR Advances except in accordance with Section 2.08, and (ii) Continue all Term SOFR Advances, EURIBOR Advances or TIBOR Advances of one Interest Period into Term SOFR Advances, EURIBOR Advances or TIBOR Advances of another Interest Period, as applicable; provided, however, that any Conversion of any Term SOFR Advances into Base Rate Advances or any Continuation of any Term SOFR Advances, EURIBOR Advances or TIBOR Advances into Term SOFR Advances, EURIBOR Advances or TIBOR Advances, as applicable, of another Interest Period shall be made on, and only on, the last day of the then-existing Interest Period for such Term SOFR Advances, EURIBOR Advances or TIBOR Advances, as applicable. Promptly upon receipt from the Borrower of a notice of a proposed Conversion or Continuation hereunder, the Designated Agent shall give notice of such proposed Conversion or Continuation to each Lender. Each such notice of a Conversion or Continuation shall, within the restrictions set forth above, specify (x) the date of such Conversion or Continuation (which shall be a Business Day), (y) the Advances to be Converted or Continued and (z) if such Conversion or Continuation is into Term SOFR Advances, EURIBOR Advances or TIBOR Advances, the duration of the initial Interest Period for each such Advance. The Borrower may Convert all Term SOFR Advances of any one Lender into Base Rate Advances of such Lender in accordance with the provisions of Section 2.12 by complying with the procedures set forth therein and in this Section 2.09 as though each reference in this Section 2.09 to Advances denominated in Dollars of any Type were to such Advances of such Lender. Each such notice of Conversion or Continuation shall, subject to the provisions of Sections 2.08 and 2.12, be irrevocable and binding on the Borrower.

(b) If the Borrower shall fail to select the duration of any Interest Period for any Term SOFR Advance, EURIBOR Advance or TIBOR Advance, in each case, in accordance with the provisions contained in the definition of “Interest Period”, the Designated Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then-existing Interest Period therefor, be Continued as Advances of such Type with a one month Interest Period.

(c) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Term SOFR Advance will automatically, on the last day of the then-existing Interest Period therefor, be Converted into a Base Rate Advance, (ii) the obligation of the Lenders to make,

Convert into or Continue Advances as Term SOFR Advances shall be suspended and (iii) no Continuation of any Advance denominated in any other Agreed Currency for an Interest Period of more than one month may be made.

SECTION 2.10. Prepayments of Advances. (a) Optional. The Borrower may, upon not less than (i) the same Business Day’s notice to the Designated Agent received not later than 11:00 A.M. (New York City time) in the case of Borrowings consisting of Base Rate Advances, (ii) three Business Days’ notice to the Designated Agent received not later than 11:00 A.M. (New York City time) in the case of Borrowings consisting of Term SOFR Advances, EURIBOR Advances and TIBOR Advances, or (iii) five RFR Business Days’ notice to the Designated Agent received not later than 11:00 A.M. (New York City time) in the case of Borrowings consisting of RFR Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances constituting part of the same Borrowings in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or the Equivalent thereof in a Foreign Currency determined on the date notice of prepayment is given) and (y) in the case of any such prepayment of Term SOFR Advances, EURIBOR Advances or TIBOR Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

(b) Mandatory. (i) If the Designated Agent provides a written notice in conformity with Section 2.10(b)(ii) to the Borrower that, on any date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding and (B) the Equivalent in Dollars (determined on the third Business Day prior to such date) of the aggregate principal amount of all Advances denominated in Foreign Currencies then outstanding exceeds 102% of the aggregate Commitments of the Lenders on such date, the Borrower shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances necessary so that, after giving effect to such prepayment of Advances, the sum of (A) and (B) above does not exceed 100% of the aggregate Commitments of the Lenders on such date as set forth in the written notice from the Designated Agent to the Borrower pursuant to the terms hereof.

(ii) Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Term SOFR Advance, a EURIBOR Advance or a TIBOR Advance on a date other than the last day of the Interest Period applicable thereto, with any additional amounts which the Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 8.04(b). The Designated Agent shall give prompt written notice of any prepayment required under this Section 2.10(b) to the Borrower and the Lenders and such notice shall specify the amount of such prepayment and contain a reasonably detailed calculation thereof.

SECTION 2.11. Increased Costs. (a) If, after the date hereof, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any hereafter promulgated guideline or request from any central bank or other Governmental Authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), which guideline or request (x) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, deposits with or for the account of or credit extended by any Lender or (y) imposes on any Lender any other condition regarding this Agreement (including any assessment or charge on or with respect to the Commitments or Advances, deposits or liabilities incurred to fund Advances, assets consisting of Advances (but not unrelated assets) or capital attributable thereto), there shall be any increase in the cost (excluding any allocation of corporate overhead) to any Lender (which cost such Lender reasonably determines in good faith is material) of agreeing to make or making, funding or maintaining any Advances, then such Lender shall so notify the Borrower promptly after such Lender knows of such increased cost and determines that such cost is material and the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Designated Agent), pay to the Designated Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate of such Lender as to the amount of such increased cost in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Lender’s method of allocating such costs is fair and reasonable and that such Lender’s demand for payment of such costs hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions, submitted to the Borrower and the Designated Agent by such Lender, shall be conclusive and binding for all purposes hereof, absent manifest error. Notwithstanding the foregoing, the Borrower shall not be required to pay any amount under this Section 2.11 relating to (i) costs that are Excluded Taxes or are subject to indemnification under Section 2.14 or (ii) reserve requirements that are included in the Statutory Reserve Rate.

(b) If, after the date hereof, either (i) the introduction of or change in or in the interpretation of any law or regulation or (ii) the compliance by any Lender with any hereafter promulgated guideline or request from any central bank or other Governmental Authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any entity controlling such Lender and the amount of such capital or liquidity is materially increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then such Lender shall so notify the Borrower promptly after such Lender makes such determination and, upon demand by such Lender (with a copy of such demand to the Designated Agent), the Borrower shall pay to such Lender within five days from the date of such demand, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such controlling entity in the light of such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital or liquidity to be material and allocable to the existence of such Lender’s commitment to lend hereunder. A certificate of such Lender as to such amount in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Lender’s method of allocating such increase of capital is fair and reasonable and that such Lender’s demand for payment of such increase of capital hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions, submitted to the Borrower and the Designated Agent by such Lender, shall be conclusive and binding for all purposes hereof, absent manifest error.

(c) The Borrower shall not be obligated to pay under this Section 2.11 any amounts which relate to costs or increases of capital incurred prior to the 12 months immediately preceding the date of demand for payment of such amounts by any Lender, unless the applicable law, regulation, guideline or request resulting in such costs or increases of capital is imposed retroactively. In the case of any law, regulation, guideline or request which is imposed retroactively, the Lender making demand for payment of any amount under this Section 2.11 shall notify the Borrower not later than 12 months from the date that such Lender should reasonably have known of such law, regulation, guideline or request and the Borrower’s obligation to compensate such Lender for such amount is contingent upon such Lender so notifying the Borrower; provided, however, that any failure by such Lender to provide such notice shall not affect the Borrower’s obligations under this Section 2.11 with respect to amounts resulting from costs or increases of capital incurred after the date which occurs 12 months immediately preceding the date on which such Lender notified the Borrower of such law, regulation, guideline or request.

(d) If any Lender shall subsequently recoup any costs (other than from the Borrower) for which such Lender has theretofore been compensated by the Borrower under this Section 2.11, such

Lender shall remit to the Borrower an amount equal to the amount of such recoupment. Amounts required to be paid by the Borrower pursuant to this Section 2.11 shall be paid in addition to, and without duplication of, any amounts required to be paid pursuant to Section 2.14.

(e) For purposes hereof, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be changes in law or regulation referred to in paragraphs (a) and (b) of this Section, regardless of the date enacted, adopted, promulgated or issued.

(f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the payment in full (after the Maturity Date) of all payment obligations of the Borrower in respect of Advances hereunder.

SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Designated Agent that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Advances in any Agreed Currency (other than, subject to clause (c) of this paragraph, Base Rate Advances) or to fund or maintain any such Advances, (a) the obligation of such Lender to make, or to Convert Base Rate Advances into, as applicable, such Advances shall be suspended until such Lender shall notify the Designated Agent, and the Designated Agent shall notify the Borrower and the other Lenders, that the circumstances causing such suspension no longer exist (which notice shall be given promptly after the Designated Agent has been advised by such Lender that the circumstances causing such suspension no longer exist), (b) the Borrower shall forthwith prepay in full all such Advances of such Lender then outstanding, together with interest accrued thereon, unless, in the case of a Term SOFR Advance, the Borrower, within five Business Days of notice from the Designated Agent or, if permitted by law, on and as of the last day of the then existing Interest Period for such Term SOFR Advance, Converts it into a Base Rate Advance and (c) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances due to the interest rate thereon being determined by reference to the Adjusted Term SOFR component of the Base Rate, then the interest rate on such Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Designated Agent without reference to the Adjusted Term SOFR component of the Base Rate until such Lender shall notify the Designated Agent, and the Designated Agent shall notify the Borrower and the other Lenders, that the circumstances causing the suspension of the Adjusted Term SOFR component no longer exist (which notice shall be given promptly after the Designated Agent has been advised by such Lender that the circumstances causing such suspension no longer exist).

SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder (and under the Notes, if any), irrespective of any right of set-off or counterclaim, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, not later than 11:00 A.M. (New York City time) on the day when due, in Dollars to the Designated Agent at the Designated Agent’s Account in same day funds. The Borrower shall make each payment hereunder, irrespective of any right of set-off or counterclaim, with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, not later than 11:00 A.M. (at the Payment Office for such Foreign Currency) on the day when due, in such Foreign Currency to the Designated Agent, by deposit of such funds to the Designated Agent’s Account in same day funds. The Designated Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Sections 2.11, 2.14, 8.04 and 8.08) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Scheduled Termination Date pursuant to Section 2.20, and upon the Designated Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Extension Date, the Designated Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Designated Agent shall make all payments hereunder and under the Notes, if any, issued in connection therewith in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) All computations of interest based on the TIBO Rate, SONIA or clause (a) of the definition of “Base Rate” shall be made by the Designated Agent on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest and of fees shall be made by the Designated Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Foreign Currencies where market practice differs, in accordance with such market practice after notification of the Borrower), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Designated Agent of an interest rate hereunder shall be conclusive and binding for all purposes hereof, absent manifest error.

(c) Whenever any payment hereunder or under the Notes, if any, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Term SOFR Advances, EURIBOR Advances or TIBOR Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

(d) Unless the Designated Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Designated Agent may assume that the Borrower has made such payment in full to the Designated Agent on such date and the Designated Agent may, but shall not be required to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Designated Agent, each Lender shall repay to the Designated Agent, forthwith on demand, such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Designated Agent, at the greater of (i) the rate determined by the Designated Agent to be the cost to it of funding such amount and (ii) the applicable Overnight Rate.

SECTION 2.14. Taxes. (a) Subject to Section 2.14(f), any and all payments by the Borrower hereunder or under the Notes, if any, shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of any Lender and the Designated Agent, taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Designated Agent, as the case may be, is organized or any political subdivision thereof, (ii) in the case of any Lender and the Designated Agent, taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed on its income, and franchise taxes imposed on it by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof or by any other jurisdiction in which such Lender or the Designated Agent, as the case may be, is doing business that is unrelated to this Agreement, (iii) in the case of any Lender and the Designated Agent, U.S. federal withholding taxes imposed on amounts payable to or for the account of such recipient with respect to an applicable interest in this Agreement, an Advance or a Commitment pursuant to a law in effect on the date on which (A) such recipient acquires such interest in this Agreement, Advance or Commitment, or (B) such recipient changes its lending office, except in each case to the extent that, pursuant to this Section 2.14, amounts with respect to such taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto, were payable either to such recipient’s assignor immediately before such Lender or the Designated Agent, as the case may be, became a party hereto or to such Lender immediately before it changed its lending office, and (iv) in the case of any Lender and the Designated Agent or any other recipient of payments hereunder, any withholding taxes imposed under FATCA (all such excluded taxes, levies, imposts, deductions, charges and liabilities being referred to as “Excluded Taxes”, and all taxes, levies, imposts, deductions, charges, withholdings and liabilities that are not Excluded Taxes being referred to as “Taxes”). Subject to Section 2.14(f), if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Designated Agent, as the case may be, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.14) such Lender or the Designated Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes, if any, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes, if any (hereinafter referred to as “Other Taxes”).

(c) (i) Subject to Section 2.14(f), the Borrower will indemnify each Lender and the Designated Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Designated Agent, as the case may be, and any liability (including penalties (to the extent not imposed as a result of such Lender’s or the Designated Agent’s, as the case may be, gross negligence or willful misconduct), interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Designated Agent, as the case may be, makes written demand therefor.

(ii) Each Lender will severally indemnify the Designated Agent, within 10 days after demand therefor, for (A) any Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Designated Agent for such Taxes and without limiting the obligation of the Borrower to do so), (B) any taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(e) relating to the maintenance of a Participant Register and (C) any Excluded Taxes that are attributable to such Lender, in each case, that are payable or paid by the Designated Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Designated Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Designated Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Designated Agent to the Lender from any other source against any amount due to the Designated Agent under this Section 2.14(c)(ii).

(d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Designated Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof, to the extent that such a receipt is issued, or if such receipt is not issued, other evidence of payment thereof that is reasonably satisfactory to the Designated Agent.

(e) (i) Each Lender that is a U.S. Person shall deliver to the Borrower and the Designated Agent on or prior to the date of its execution and delivery of this Agreement, and each such Lender that is not a party hereto on the date hereof shall deliver to the Borrower and the Designated Agent on or prior to the date on which such Lender becomes a Lender hereunder pursuant to Section 2.20 or 8.07, as the case may be, two true, accurate and complete original signed copies of IRS Form W-9 for purposes of certifying that such Lender is exempt from United States backup withholding tax on payments pursuant to this Agreement. Each Lender that is not a U.S. Person shall deliver to the Borrower and the Designated Agent on or prior to the date of its execution and delivery of this Agreement, and each such Lender that is not a party hereto on the date hereof shall deliver to the Borrower and the Designated Agent on or prior to the date on which such Lender becomes a Lender hereunder pursuant to Section 2.20 or 8.07, as the case may be, two true, accurate and complete original signed copies of (A) IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder), (B) IRS Form W-8ECI (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) or (C) IRS Form W-8IMY (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) accompanied by IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as appropriate, in each case for purposes of certifying that such Lender is exempt from United States withholding tax on payments pursuant to this Agreement. As applicable, each Lender further agrees to deliver to the Borrower and the Designated Agent from time to time, as reasonably requested by the Borrower or the Designated Agent, and in any case before or promptly upon the occurrence of any events requiring a change in the most recent form previously delivered pursuant to this Section 2.14(e), a true, accurate and complete signed copy of (A) IRS Form W-9 (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder), (B) IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder), (C) within 15 days prior to every third anniversary of the date of delivery of the initial IRS Form W-8ECI by such Lender (or more often if required by law) on which this Agreement is still in effect, IRS Form W-8ECI (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) or (D) IRS Form W-8IMY (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) accompanied by IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as appropriate, in each case for purposes of certifying that such Lender is exempt from United States withholding tax on payments pursuant to this Agreement. If any form or document referred to in this Section 2.14(e)(i) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by IRS Forms W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, that any Lender reasonably considers to be confidential, such Lender promptly shall give notice thereof to the Borrower and the Designated Agent and shall not be obligated to include in such form or document such confidential information; provided that such Lender certifies to the Borrower that the failure to disclose such confidential information does not increase the obligations of the Borrower under this Section 2.14.

(ii) If a payment made to a Lender under this Agreement would be subject to United States withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Designated Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Designated Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Designated Agent as may be necessary for the Borrower and the Designated Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(e)(ii) “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Notwithstanding any other provision of this Section 2.14 to the contrary, for any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) establishing its exemption from United States withholding tax or backup withholding tax on payments hereunder (other than if such failure is due to a change in law occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to any payments under this Section 2.14 with respect to United States withholding taxes; provided, however, that should a Lender become subject to United States withholding taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such United States withholding taxes.

(g) Without affecting its rights under this Section 2.14 or any other provision of this Agreement, each Lender agrees that if any Taxes or Other Taxes are imposed and required by law to be paid or to be withheld from any amount payable to any Lender or its Applicable Lending Office with respect to which the Borrower would be obligated pursuant to this Section 2.14 to increase any amounts payable to such Lender or to pay any such Taxes or Other Taxes, such Lender shall use reasonable efforts to select an alternative Applicable Lending Office which would not result in the imposition of such Taxes or Other Taxes; provided, however, that no Lender shall be obligated to select an alternative Applicable Lending Office if such Lender determines that (i) as a result of such selection, such Lender would be in violation of an applicable law, regulation or treaty, or would incur unreasonable additional costs or expenses, or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Lender.

(h) Each Lender agrees with the Borrower that it will take all reasonable actions by all usual means (i) to secure and maintain the benefit of all benefits available to it under the provisions of any applicable double tax treaty concluded by the United States to which such Lender may be entitled by reason of the location of such Lender’s Applicable Lending Office or its place of incorporation or its status as an enterprise of any jurisdiction having any such applicable double tax treaty, if such benefit would reduce the amount payable by the Borrower in accordance with this Section 2.14, and (ii) otherwise to cooperate with the Borrower to minimize the amount payable by the Borrower pursuant to this Section 2.14; provided, however, that no Lender shall be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations or to reorder its tax affairs or tax planning pursuant hereto.

(i) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.14(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.14(i) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns to the indemnifying party or any other Person.

(j) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of the principal and interest on all Advances and the termination of this Agreement until such date as all applicable statutes of limitations (including any extensions thereof) have expired with respect to such agreements and obligations of the Borrower contained in this Section 2.14.

SECTION 2.15. Sharing of Payments, etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (i) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (A) the amount of such Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (ii) the provisions of this Section 2.15 shall not be construed to apply to any payment made by the Borrower or the Guarantor pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including Sections 2.11, 2.14, 2.16, 2.20, 2.21, 8.04 and 8.08, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.16. Mandatory Assignment by a Lender; Mitigation. If any Lender (a) requests from the Borrower either reimbursement for increased costs pursuant to Section 2.11, or payment of or reimbursement for Taxes pursuant to Section 2.14, or if any Lender notifies the Designated Agent that it is unlawful for such Lender or its Applicable Lending Office to perform its obligations hereunder pursuant to Section 2.12, (b) has failed to consent to a proposed amendment, waiver or consent that under Section 8.01 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Majority Lenders shall have granted their consent or (c) is a Defaulting Lender, (i) in the case of clause (a), such Lender will, upon three Business Days’ notice by the Borrower to such Lender and the Designated Agent, to the extent not inconsistent with such Lender’s internal policies and applicable legal and regulatory restrictions, use reasonable efforts to make, fund or maintain its applicable Advances through another office of such Lender if (A) as a result thereof, the additional amounts required to be paid pursuant to Section 2.11 or 2.14, as applicable, in respect of such Advances would be materially reduced or the provisions of Section 2.12 would not apply to such Lender, as applicable, and (B) as determined by such Lender in good faith but in its sole discretion, the making or maintaining of such Advances through such other office would not otherwise materially and adversely affect such Advances or such Lender and (ii) in case of clauses (a), (b) and (c), unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating such obligation to pay such additional amounts or the circumstances described in Section 2.12 or has consented to the amendment, waiver or consent specified in clause (b), or is no longer a Defaulting Lender (other than if it became a Defaulting Lender due to a Bail-In Action, in which case such Borrower’s right shall continue notwithstanding), the Borrower may designate an Eligible Assignee to purchase for cash (pursuant to an Assignment and Acceptance) all, but not less than all, of the Advances then owing to such Lender and to acquire and assume all, but not less than all, of such Lender’s rights and obligations hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of each such Advance then owing to such Lender plus any accrued but unpaid interest thereon and any accrued but unpaid fees owing thereto and, in addition, (A) all additional cost reimbursements, expense reimbursements and indemnities, if any, owing in respect of such Lender’s Commitment hereunder, and all other accrued and unpaid amounts owing to such Lender hereunder, at such time shall be paid to such Lender and (B) if such Eligible Assignee is not otherwise a Lender at such time, any applicable processing and recordation fee under Section 8.07(a) for such assignment shall have been paid; provided that, in the case of any assignment resulting from the circumstances specified in clause (b), the Eligible Assignee shall have consented to the applicable amendment, waiver or consent and, as a result of such assignment and any contemporaneous assignments, the applicable amendment, waiver or consent can be effected.

SECTION 2.17. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Designated Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note or other evidence of indebtedness, in form and substance reasonably satisfactory to the Borrower and such Lender (each, a “Note”), payable to such Lender in a principal amount equal to the Commitment of such Lender; provided, however, that the execution and delivery of such promissory note or other evidence of indebtedness shall not be a condition precedent to the making of any Advance under this Agreement.

(b) The Register maintained by the Designated Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances and currencies comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by the Designated Agent, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Designated Agent from the Borrower hereunder and each Lender’s share thereof.

(c) Entries made in good faith by the Designated Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Designated Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.18. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes of the Borrower and its subsidiaries. Notwithstanding the foregoing provisions of this Section 2.18, the Borrower will not use the proceeds of any Advance to purchase the capital stock of any corporation in a transaction, or as part of a series of transactions, (i) the purpose of which is, at the time of any such purchase, to acquire control of such corporation or (ii) the result of which is the ownership by the Borrower and its Subsidiaries of 10% or more of the capital stock of such corporation, in either case if the board of directors of such corporation has publicly announced its opposition to such transaction.

SECTION 2.19. [Intentionally Omitted.]

SECTION 2.20. Extension of Scheduled Termination Date. (a) At least 45 days but not more than 60 days prior to the Scheduled Termination Date, the Borrower may, by written notice to the Designated Agent, request an extension of the Scheduled Termination Date for an additional 364-day period from its then scheduled date. The Designated Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 30 days prior to the Scheduled Termination Date, notify the Borrower and the Designated Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Designated Agent and the Borrower in writing of its consent to any such request for extension of the Scheduled Termination Date at least 30 days prior to the Scheduled Termination Date, such Lender shall be deemed to be a Declining Lender with respect to such request. The Designated Agent shall notify the Borrower not later than 25 days prior to the Scheduled Termination Date of the decision of the Lenders regarding the Borrower’s request for an extension of the Scheduled Termination Date.

(b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Scheduled Termination Date in effect at such time shall, effective as of the Scheduled Termination Date theretofore in effect (or such earlier date as shall be agreed by the Borrower and the Designated Agent) (the “Extension Date”), be extended for an additional 364-day period; provided that (i) on such Extension Date, no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, or would occur as a consequence thereof, (ii) the representations and warranties contained in Section 4.02 shall be true and correct in all material respects on and as of such Extension Date, before and after giving effect to the extension of the Scheduled Termination Date, and (iii) on or prior to such Extension Date, the Borrower shall not have exercised the Term-Out Option. If fewer than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, subject to the Borrower’s satisfaction of the conditions set forth in clauses (i) through (iii) above, the Scheduled Termination Date shall, effective as of the applicable Extension Date, be extended as to those Lenders that so consented (each, an “Extending Lender”) but shall not be extended as to any other Lender (each, a “Declining Lender”). To the extent that the Commitment of any Declining Lender is not assumed in accordance with subsection (c) of this Section 2.20 on or prior to the applicable Extension Date, the Commitment of such Declining Lender shall automatically terminate in whole on the Scheduled Termination Date theretofore in effect without any further notice or other action by the Borrower, such Lender or any other Person, and any outstanding Advances due to such Declining Lender shall be paid in full on such Scheduled Termination Date (and on such Scheduled Termination Date the Borrower shall also make such other prepayments of Advances as shall be required in order that, after giving effect thereto and to the termination of the Commitments of, and all payments to, the Declining Lenders pursuant to this sentence, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding and (B) the Equivalent in Dollars of the aggregate principal amount of all Advances denominated in Foreign Currencies then outstanding will not exceed the aggregate Commitments); provided that such Declining Lender’s rights under Sections 2.11, 2.14, 8.04 and 8.08, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Scheduled Termination Date.

(c) If there are any Declining Lenders, the Borrower may arrange for one or more Extending Lenders or other Eligible Assignees that will agree to the applicable extension of the Scheduled Termination Date to assume, effective as of the applicable Extension Date, any Declining Lender’s Commitment and all of the obligations of such Declining Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Declining Lender (each Eligible Assignee that accepts an offer to assume a Declining Lender’s Commitment in accordance with this Section 2.20(c), an “Assuming Lender”); provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $25,000,000 unless the amount of the Commitment of such Declining Lender is less than $25,000,000, in which case such Assuming Lender shall assume all of such lesser amount; provided further that:

(i) any such Extending Lender or Assuming Lender shall have paid to such Declining Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Declining Lender plus (B) any accrued but unpaid fees owing to such Declining Lender as of the effective date of such assignment;

(ii) all additional cost reimbursements, expense reimbursements and indemnities payable to such Declining Lender, and all other accrued and unpaid amounts owing to such Declining Lender hereunder, as of the effective date of such assignment shall have been paid to such Declining Lender; and

(iii) with respect to any such Assuming Lender, any applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

provided further that such Declining Lender’s rights under Sections 2.11, 2.14, 8.04 and 8.08, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to the applicable Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Designated Agent an assumption agreement, in form and substance satisfactory to such Assuming Lender, the Borrower and the Designated Agent (an “Assumption Agreement”), duly executed by such Assuming Lender, such Declining Lender, the Borrower and the Designated Agent and (B) each such Extending Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Designated Agent as to the increase in the amount of its Commitment. Each Declining Lender being replaced pursuant to this Section 2.20 shall deliver to the Designated Agent on or before the applicable Extension Date any Note or Notes held by such Declining Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) above, each such Extending Lender or Assuming Lender, as of the applicable Extension Date, will be substituted for such Declining Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Declining Lender hereunder shall, by the provisions hereof, be released and discharged.

(d) If all of the Extending Lenders and Assuming Lenders (after giving effect to any assignments and assumptions pursuant to subsection (c) of this Section 2.20) consent in writing to the requested extension (whether by written consent pursuant to subsection (a) of this Section 2.20, by execution and delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to the applicable Extension Date, the Designated Agent shall so notify the Borrower, and, so long as (i) no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing as of the applicable Extension Date, or would occur as a consequence thereof, (ii) the representations and warranties contained in Section 4.02 shall be true and correct in all material respects on and as of the applicable Extension Date, before and after giving effect to such extension of the Scheduled Termination Date, and (iii) the Borrower shall not have exercised the Term-Out Option, the Scheduled Termination Date then in effect shall be extended for the additional 364-

day period, as described in subsection (a) of this Section 2.20, and all references in this Agreement, and in the Notes, if any, to the “Scheduled Termination Date” shall, with respect to each Extending Lender and each Assuming Lender for such Extension Date, refer to the Scheduled Termination Date as so extended. Promptly following each Extension Date, the Designated Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the Scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Extending Lender and each such Assuming Lender.

SECTION 2.21. Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if one or more Lenders become Defaulting Lenders, then the following provisions shall apply for so long as any such Lender is a Defaulting Lender:

(i) no commitment fee shall accrue or at any time be payable for such period on the unused amount of the Commitment of any Defaulting Lender pursuant to Section 2.03(a); and

(ii) the Commitment and outstanding Advances of each Defaulting Lender shall be disregarded in determining whether the requisite Lenders shall have taken any action hereunder (including any consent to any waiver, amendment or other modification pursuant to Section 8.01); provided that any waiver, amendment or other modification referred to in clauses (b), (c) or (d) of Section 9.01 shall require the consent of such Defaulting Lender.

(b) Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise, and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.15 but excluding Section 2.16) shall, unless the Borrower otherwise agrees in writing in its sole discretion, in lieu of being distributed to such Defaulting Lender, be retained by the Designated Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Designated Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Designated Agent hereunder, (ii) second, to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Designated Agent, (iii) third, if so determined by the Designated Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(c) In the event that the Designated Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) such Lender shall cease to be a Defaulting Lender for all purposes hereof (but shall not be entitled to receive any commitment fees accrued during the period when it was a Defaulting Lender, and all waivers, amendments and other modifications effected without its consent in accordance with the provisions of Section 8.01 and this Section 2.21 during such period shall be binding on it) and (ii) such Lender shall purchase at par such of the Advances of the other Lenders as the Designated Agent shall determine may be necessary in order for the Lenders to hold such Advances ratably in accordance with their Commitments.

(d) No Commitment of any Lender shall be increased or otherwise affected and, except as otherwise expressly provided in this Section, performance by the Borrower of its obligations hereunder and under the other Loan Documents shall not be excused or otherwise modified, as a result of the operation of this Section. The rights and remedies against a Defaulting Lender under this Section are in addition to other rights and remedies that the Borrower, the Designated Agent or any Non-Defaulting Lender may have against such Defaulting Lender.

SECTION 2.22. Term-Out Option. The Borrower may, by irrevocable written notice to the Designated Agent given not fewer than 15 days prior to the Scheduled Termination Date, elect (such election, the “Term-Out Option”), effective as of the Scheduled Termination Date (the “Term-Out Date”), to extend the Maturity Date for all or, on a ratable basis as among the Lenders, a portion of the Advances outstanding on the Scheduled Termination Date to February 28, 2025; provided that such extension of the Maturity Date shall become effective only if, on and as of the Term-Out Date, (a) no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, or would occur as consequence of the exercise of the Term-Out Option, (b) the representations and warranties contained in Section 4.02 shall be correct in all material respects, before and after giving effect to the Term-Out Option, and (c) the Borrower shall have paid the term-out fee to the Designated Agent for the account of each Lender pursuant to Section 2.03(b). In the event the Maturity Date shall be so extended, (i) all Advances that are subject to such extension and outstanding on the Scheduled Termination Date shall continue to constitute Advances following such date, (ii) all Advances that are not subject to such extension but are outstanding on the Scheduled Termination Date shall be repaid on such date, (iii) the Commitments will terminate and the commitment fee shall cease to accrue on the Scheduled Termination Date, and (iv) the Borrower may not borrow or reborrow any additional Advances on or after such date.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which all of the following conditions precedent have been satisfied or waived in accordance with Section 8.01:

(a) the Designated Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 8.15, may include any Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page);

(b) the Designated Agent shall have received on or before the Effective Date the following, each dated as of the Effective Date: (i) a certificate of the Secretary or an Assistant Secretary of each Loan Party attaching and certifying copies of the organizational documents of each Loan Party and the resolutions of the Board of Directors of each Loan Party or the Executive Committee (or other appropriate committee) of each such Board of Directors, authorizing the execution and delivery of this Agreement and the other documents related hereto; (ii) a certificate of the Secretary or an Assistant Secretary of each Loan Party, certifying the name and true signature of the officer of such Loan Party executing this Agreement on its behalf; (iii) a certificate of a Responsible Officer of the Borrower, certifying as to the satisfaction of the conditions set forth in Sections 3.01(d), 3.01(e) and 3.01(f); and (iv) opinions of counsel for each Loan Party (which may be in-house counsel, external counsel or a combination of the two), in form and substance reasonably satisfactory to the Designated Agent;

(c) any consents or approvals of governmental or regulatory authorities, and any consents or approvals of third parties required under material agreements of any Loan Party, that in either case are necessary in connection with this Agreement or the consummation of the transactions contemplated hereby shall have been obtained and shall remain in effect;

(d) there shall have occurred no material adverse change in the business, financial condition or results of operations of the Consolidated Group, taken as a whole, since October 1, 2022, except as disclosed in reports filed by the Borrower during the period from October 1, 2022 to the date hereof pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, copies of which have been furnished to the Lenders prior to the date hereof (including by posting on the website of the SEC at http://www.sec.gov);

(e) all of the representations and warranties contained in Section 4.01 shall be correct in all material respects on and as of the Effective Date, before and after giving effect to such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects on and as of such earlier date);

(f) no event shall have occurred and be continuing, or shall result from the occurrence of the Effective Date, that constitutes an Event of Default or that with the giving of notice or passage of time or both would constitute an Event of Default; and

(g) all advances, interest, fees and other amounts accrued for the accounts of or owed to the lenders under the Existing 364-Day Credit Agreement (whether or not due at the time) shall have been or shall simultaneously be paid in full and the commitments of the lenders under the Existing 364-Day Credit Agreement shall have been or shall simultaneously be terminated.

SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

(a) the representations and warranties contained in Section 4.01 (other than Section 4.01(d)) are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects on and as of such earlier date); and

(b) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

SECTION 3.03. Determinations under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless the Designated Agent shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Designated Agent shall promptly notify the Lenders and the Loan Parties of the occurrence of the Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties. As of the Effective Date and from time to time thereafter as required under this Agreement, the Borrower represents and warrants as follows:

(a) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than its jurisdiction of incorporation) in which the nature of its activities or the character of the properties it owns or leases make such qualification necessary and in which the failure so to qualify would have a material adverse effect on the financial condition or operations of the Consolidated Group, taken as a whole.

(b) The execution, delivery and performance by each of the Loan Parties of this Agreement and, in the case of the Borrower, of each of the Notes, if any, delivered hereunder are, in each case, within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action on the part of such Loan Party and do not contravene (i) such Loan Party’s certificate of incorporation or by-laws or (ii) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any material contractual restriction binding on or affecting such Loan Party; no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by each of the Loan Parties of this Agreement or, in the case of the Borrower, of the Notes, if any, in each case, except such as have been obtained or made and are in full force and effect; and this Agreement is and each of the Notes, when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party or, in the case of the Notes, of the Borrower, enforceable against such Loan Party in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(c) The Borrower’s most recent annual report on Form 10-K, containing the consolidated balance sheet of the Consolidated Group, and the related consolidated statements of income and of cash flows of the Consolidated Group, copies of which have been furnished to each Lender pursuant to Section 5.01(e)(ii) or as otherwise furnished to the Lenders (including by posting on the website of the SEC at http://www.sec.gov), fairly present the consolidated financial condition of the Consolidated Group as at the date of such balance sheet and the consolidated results of operations of the Consolidated Group for the fiscal year ended on such date, all in accordance with GAAP consistently applied.

(d) There is no pending or, to the Borrower’s knowledge, threatened claim, action or proceeding affecting any member of the Consolidated Group which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Consolidated Group, taken as a whole, or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement; and to the Borrower’s knowledge, each member of the Consolidated Group has complied, and is in compliance, with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments, except for any such matters which have not had, and would not reasonably be expected to have, a material adverse effect on the financial condition or operations of the Consolidated Group, taken as a whole.

(e) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a material adverse effect on the financial condition or operations of the Consolidated Group, taken as a whole; neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any material withdrawal liability (as defined in Part I of Subtitle E of Title IV of ERISA) to any Multiemployer Plan; and no Multiemployer Plan of the Borrower or any ERISA Affiliate is reasonably expected to be terminated, within the meaning of Title IV of ERISA.

(f) The Borrower has implemented and will maintain policies and procedures designed to ensure compliance by each member of the Consolidated Group and their directors, officers and employees with applicable Anti-Corruption Laws and Sanctions Laws, and is in compliance with applicable Anti-Corruption Laws and Sanctions Laws in all material respects. No member of the Consolidated Group and, to the knowledge of the Borrower, no director, officer or employee of any member of the Consolidated Group acting in connection with or benefitting from the credit facility established hereby, is a Sanctioned Person. No borrowing of Advances will be made by the Borrower (A) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person, in violation of applicable Anti-Corruption Laws or (B) for the purpose of financing, funding or facilitating unauthorized transactions with any Sanctioned Person. To the knowledge of the Borrower, no transactions undertaken by any member of the Consolidated Group hereunder will be undertaken in violation of applicable Anti-Corruption Laws or Sanctions Laws.

SECTION 4.02. Additional Representations and Warranties as of Each Extension Date and the Term-Out Date. The Borrower represents and warrants on each Extension Date and, solely in the case of clause (b) below, the Term-Out Date (and at no other time) that, as of each such date, the following statements shall be true:

(a) there has been no material adverse change in the business, financial condition or results of operations of the Consolidated Group, taken as a whole, since the date of the audited financial statements of the Borrower most recently delivered to the Lenders pursuant to Section 5.01(e)(ii) prior to the applicable Extension Date (except as disclosed in periodic or other reports filed by the Borrower pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, during the period from the date of the then most recently delivered audited financial statements of the Borrower pursuant to Section 5.01(e)(ii) to the date of the notice of the Borrower’s request for an extension of the Scheduled Termination Date related to such Extension Date pursuant to Section 2.20); and

(b) the representations and warranties contained in Section 4.01 are correct in all material respects on and as of such date, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects on and as of such earlier date).

ARTICLE V

COVENANTS

SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

(a) Compliance with Laws, etc. Comply, and cause each member of the Consolidated Group to comply, in all material respects with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments binding on any member of the Consolidated Group, including ERISA and the Patriot Act, the failure with which to comply would have a material adverse effect on the financial condition or operations of the Consolidated Group, taken as a whole.

(b) Payment of Taxes, etc. Pay and discharge, and cause each member of the Consolidated Group to pay and discharge, before the same shall become delinquent, if the failure to pay and discharge would have a material adverse effect on the financial condition or operations of the Consolidated Group, taken as a whole, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; provided, however, that no member of the Consolidated Group shall be required to pay or discharge any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.

(c) Preservation of Corporate Existence, etc. Subject to Section 5.02(a), preserve and maintain (and, prior to the Guaranty Release Date, cause the Guarantor to preserve and maintain) its corporate existence, rights (charter and statutory) and franchises; provided, however, that no Loan Party shall be required to preserve any right or franchise if the loss thereof would not have a material adverse effect on the business, financial condition or operations of the Consolidated Group, taken as a whole.

(d) Maintenance of Interest Coverage Ratio. Maintain as of the last day of each fiscal quarter of the Borrower, commencing with the first fiscal quarter of the Borrower following the Effective Date, the ratio of (i) Consolidated EBITDA for the Measurement Period ending on such day to (ii) Consolidated Interest Expense for the Measurement Period ending on such day of not less than 3.00 to 1.00.

(e) Reporting Requirements. Furnish to the Designated Agent, on behalf of the Lenders:

(i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of the Borrower’s quarterly report on Form 10-Q as filed with the SEC, in each case containing a consolidated balance sheet of the Borrower as of the end of such fiscal quarter and consolidated statements of income and of cash flows of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and a certificate of any of the Borrower’s Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller (A) stating that no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing (or, if an Event of Default or such other event has occurred, setting forth details of such Event of Default or other event continuing on the date of such statement, and the action that the Borrower has taken and proposes to take with respect thereto) and (B) containing a schedule which shall set forth the computations used by the Borrower in determining compliance with the covenant contained in Section 5.01(d); provided that the quarterly report on Form 10-Q required to be delivered pursuant to this paragraph shall be deemed to be delivered if such report shall have been posted and shall be available on the website of the SEC at http://www.sec.gov;

(ii) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the Borrower’s annual report on Form 10-K as filed with the SEC, containing consolidated financial statements of the Borrower for such fiscal year and a certificate of any of the Borrower’s Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller (A) stating that no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing (or, if an Event of Default or such other event has occurred, setting forth details of such Event of Default or other event continuing on the date of such statement, and the action that the Borrower has taken and proposes to take with respect thereto) and (B) containing a schedule which sets forth the computations used by the Borrower in determining compliance with the covenant contained in Section 5.01(d); provided that the annual report on Form 10-K required to be delivered pursuant to this paragraph shall be deemed to be delivered if such report shall have been posted and shall be available on the website of the SEC at http://www.sec.gov;

(iii) promptly after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of an Event of Default or an event that with the giving of notice or passage of time or both would constitute an Event of Default, a statement of a Responsible Officer of the Borrower setting forth details of such Event of Default or event continuing on the date of such statement, and the action which the Borrower has taken and proposes to take with respect thereto;

(iv) promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, notice of any actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any member of the Consolidated Group of the type described in Section 4.01(d);

(v) promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, written notice of any pending or threatened Environmental Claim against any member of the Consolidated Group or any of their respective properties which could reasonably be expected to materially and adversely affect the financial condition or operations of the Consolidated Group, taken as a whole;

(vi) promptly after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of any ERISA Event which could reasonably be expected to materially and adversely affect the financial condition or operations of the Consolidated Group, taken as a whole, a statement of any of the Borrower’s Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller describing such ERISA Event and the action, if any, which the Borrower has taken and proposes to take with respect thereto;

(vii) promptly after a Responsible Officer of the Borrower obtains actual knowledge of receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of withdrawal liability (as defined in Part I of Subtitle E of Title IV of ERISA) by a Multiemployer Plan, which withdrawal liability could reasonably be expected to materially and adversely affect the financial condition or operations of the Consolidated Group, taken as a whole, (B) the termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan, which termination could reasonably be expected to materially and adversely affect the financial condition or operations of the Consolidated Group, taken as a whole, or (C) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (vii)(A) or (vii)(B) above; and

(viii) such other material information reasonably related to any Lender’s credit analysis of any member of the Consolidated Group as any Lender through the Designated Agent may from time to time reasonably request.

SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not (and, prior to the Guaranty Release Date, will not permit the Guarantor to), without the written consent of the Majority Lenders:

(a) Mergers, etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Consolidated Group, taken as a whole (whether now owned or hereafter acquired), to, any Person, or permit any member of the Consolidated Group to do so, unless (i) immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving corporation; provided that (x) the Guarantor may merge or consolidate with or into the Borrower in a transaction in which the Borrower is the surviving corporation and (y) this Section 5.02(a) shall not prohibit any merger or consolidation by the Guarantor that, substantially contemporaneously with the consummation thereof, results in the occurrence of the Guaranty Release Date.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance, or any fee or other amount payable under this Agreement, in each case within three Business Days after such interest, fee or other amount becomes due and payable; or

(b) Any representation or warranty made by any Loan Party herein or by any Loan Party (or any of its officers) in writing that is identified as delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c) Any Loan Party shall fail to perform or observe any covenant applicable to it contained in Section 5.01(d), Section 5.01(e)(iii) or Section 5.02; or

(d) Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement applicable to such Loan Party on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Designated Agent or the Majority Lenders; or

(e) (i) Any member of the Consolidated Group shall fail to pay any principal of or premium or interest on any Debt of such member of the Consolidated Group which is outstanding in a principal amount of at least $500,000,000 in the aggregate (but excluding Debt arising hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure (A) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt and (B) shall not have been cured or waived; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that (1) clause (iii) above shall not apply (and it is understood that clause (ii) above does not apply) to any prepayment, redemption, purchase or defeasance of any such Debt incurred for the purpose of financing, in whole or in part, any acquisition if such prepayment, redemption, purchase or defeasance is required to be made (A) as a result of such acquisition failing to be consummated or (B) with the proceeds of any sale or other disposition of assets, any incurrence of any other Debt or any issuance of any equity interests by any member of the Consolidated Group and (2) clause (iii) above shall not apply (and it is understood that clause

(ii) above does not apply) to any prepayment, redemption, purchase or defeasance of any such Debt of any Person acquired by the Borrower or any of its Subsidiaries after the date hereof if such prepayment, redemption, purchase or defeasance is required to be made as a result of the consummation of such acquisition; or

(f) The Borrower or any Material Subsidiary shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Material Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for substantially all of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) Any money judgment, writ or warrant of attachment or similar process against the Borrower, any Material Subsidiary or any of their respective assets in an amount in excess of $500,000,000 (exclusive of any amount covered by a nationally recognized financially sound insurer that has received notice of the claim to which such money judgment, writ or warrant of attachment or similar process relates and has not denied coverage or otherwise denied liability in respect thereof) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or, in any case, within five days of any pending sale or disposition of any asset pursuant to any such process; or

(h) Except as permitted by Section 9.08, the Guaranty shall for any reason be terminated by the Guarantor or cease to be in full force and effect or to be valid and binding on the Guarantor, or the enforceability thereof shall be contested by the Guarantor;

then, and in any such event, the Designated Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, (A) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate and/or (B) declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Loan Party.

ARTICLE VII

THE DESIGNATED AGENT

SECTION 7.01. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Designated Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Designated Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Advances), the

Designated Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Designated Agent shall not be required to take any action that, in its opinion, exposes the Designated Agent to liability or which is contrary to this Agreement or applicable law. The Designated Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement. The Designated Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default, or any event that with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein with reference to the Designated Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties).

(b) The Designated Agent may perform any of its duties and exercise its rights and powers hereunder through any of its Affiliates. Notwithstanding anything herein to the contrary, the exculpatory provisions of this Article VII and the provisions of Sections 8.04 and 8.08 shall apply to any such Affiliate of the Designated Agent and the Designated Agent shall remain responsible for the performance of such duties.

(c) The Co-Administrative Agents, the Co-Syndication Agents, the Co-Documentation Agents, the Managing Agents and the Joint Lead Arrangers and Joint Bookrunners named on the cover of this Agreement shall have no duties under this Agreement other than those afforded to them in their capacities as Lenders, and each Lender hereby acknowledges that the Co-Administrative Agents, the Co-Syndication Agents, the Co-Documentation Agents, the Managing Agents and the Joint Lead Arrangers and Joint Bookrunners have no liability under this Agreement.

SECTION 7.02. Exculpatory Provisions; Designated Agent’s Reliance. Neither the Designated Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment. Without limitation of the generality of the foregoing, the Designated Agent: (i) may treat the Lender which made any Advance as the holder of the Debt resulting therefrom until the Designated Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.20, as the case may be, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall be deemed not to have knowledge of any Event of Default, or any event that with the giving of notice or passage of time or both would constitute an Event of Default, unless and until written notice thereof (stating that it is a “notice of default”) is given to the Designated Agent by any Loan Party or any Lender and shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Loan Party or to inspect the property (including the books and records) of any member of the Consolidated Group; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto; (vi) shall not have any duty to ascertain or to inquire as to whether any Lender is a Defaulting Lender; and (vii) shall incur no liability under or in respect of this

Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be received by e-mail) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. The Designated Agent and its Affiliates. With respect to its Commitment and the Advances made by it and any Note or Notes issued to it, the Designated Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Designated Agent; and the term “Lender” shall, unless otherwise expressly indicated, include the Designated Agent in its individual capacity. The Designated Agent and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with the Borrower or any of its Affiliates and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Designated Agent were not the Designated Agent and without any duty to account therefor to the Lenders.

SECTION 7.04. Acknowledgment of Lenders. (a) Each Lender acknowledges that it has, independently and without reliance upon the Designated Agent, any Co-Administrative Agent, Co-Syndication Agent, Co-Documentation Agent, Managing Agent, Joint Lead Arranger or Joint Bookrunner named on the cover of this Agreement or any other Lender and based on the financial statements referred to in Section 4.01(c) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Designated Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

(b) (i) If the Designated Agent (A) notifies a Lender, or any Person that has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”), that the Designated Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding paragraph) that any funds (as set forth in such notice from the Designated Agent) received by such Payment Recipient from the Designated Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted by or received from the Designated Agent or any of its Affiliates as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (B) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Designated Agent pending its return or repayment as contemplated below in this clause (B) and held in trust for the benefit of the Designated Agent, and such Lender shall (or, with respect to any Payment Recipient that received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter (or such later date as the Designated Agent may, in its sole discretion, specify in writing), return to the Designated Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Designated Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Designated Agent in same day funds at the applicable Overnight Rate.

(ii) Without limiting the immediately preceding paragraph, each Lender or any Person that has received funds on behalf of a Lender agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Designated Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Designated Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Designated Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(a)

it acknowledges and agrees that (i) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Designated Agent to the contrary) or (ii) an error and mistake have been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(b)

such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Designated Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Designated Agent pursuant to this clause (b)(ii).

For the avoidance of doubt, the failure to deliver a notice to the Designated Agent pursuant to this clause (b)(ii) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (b)(i) or on whether or not an Erroneous Payment has been made.

(iii) Each Lender hereby authorizes the Designated Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Designated Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Designated Agent has demanded to be returned under the immediately preceding clause (b)(i).

(iv) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Designated Agent for any reason, after demand therefor in accordance with the immediately preceding clause (b)(i), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient that received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Designated Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Designated Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Designated Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Designated Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Advances to the Borrower or the Designated Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Designated Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Designated Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall relinquish its rights as a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its Commitment, which shall survive as to such assigning Lender, (D) the Designated Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Designated Agent will reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Lender and such Commitment shall remain available in accordance with the terms of this Agreement.

(v) Subject to Section 8.07 (but excluding, in all events, any assignment consent or approval requirements (other than any required consent of the Borrower)), the Designated Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Designated Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Designated Agent on or with respect to any such Advances acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Advances are then owned by the Designated Agent) and (y) may, in the sole discretion of the Designated Agent, be reduced by any amount specified by the Designated Agent in writing to the applicable Lender from time to time.

(vi) The parties hereto agree that (x) irrespective of whether the Designated Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Designated Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient that has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Advances that have been assigned to the Designated Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Loan Party; provided that, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Designated Agent from the Borrower or the Guarantor for the purpose of making such Erroneous Payment.

(vii) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Designated Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(viii) Each party’s obligations, agreements and waivers under Section 7.04(b) shall survive the resignation or replacement of the Designated Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.

SECTION 7.05. Indemnification. The Lenders severally agree to indemnify the Designated Agent (to the extent not reimbursed by the Loan Parties but without affecting any Loan Party’s obligations with respect thereto), ratably according to the respective principal amounts of Advances then owing to each of them (or, if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments, or if no Commitments are then in effect, ratably according to the respective amounts of their Commitments most recently in effect), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Designated Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Designated Agent under this Agreement in its capacity as such; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Designated Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment. Without limitation of the foregoing, each Lender agrees to reimburse the Designated Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Designated Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal or bankruptcy proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Designated Agent is not reimbursed for such expenses by the Loan Parties. In the case of any investigation, litigation or proceeding giving rise to any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Designated Agent, any Lender or a third party.

SECTION 7.06. Successor Designated Agent. The Designated Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and such resignation shall be effective upon the appointment of a successor Designated Agent as provided herein. Upon any such resignation, the Majority Lenders shall have the right (with the consent of the Borrower unless an Event of Default has occurred and is continuing) to appoint a successor Designated Agent (which shall be a Lender). If no successor Designated Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Designated Agent’s giving of notice of resignation, then the retiring Designated Agent may, on behalf of the Lenders, appoint a successor Designated Agent. Any successor Designated Agent appointed hereunder shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof, or an Affiliate of any such commercial bank, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Designated Agent hereunder by a successor Designated Agent, such successor Designated Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Designated Agent, and the retiring Designated Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Designated Agent’s resignation hereunder as Designated Agent, the provisions of this Article VII and Sections 2.14, 8.04 and 8.08 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Designated Agent under this Agreement.

SECTION 7.07. Enforcement of the Guaranty. Each Guaranty Beneficiary hereby agrees that, notwithstanding anything to the contrary in Article IX hereof, no Guaranty Beneficiary shall have any right individually to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies under the Guaranty may be exercised solely by the Designated Agent, for the benefit of the Guaranty Beneficiaries, in accordance with the terms thereof, and that each Guaranty Beneficiary hereby authorizes the Designated Agent to be the agent for and representative of the Guaranty Beneficiaries with respect to the Guaranty and to exercise all such powers, rights and remedies on its behalf. For the avoidance of doubt, neither the Designated Agent nor any Guaranty Beneficiary shall be entitled to enforce the Guaranty after the Guaranty Release Date.

SECTION 7.08. Certain Lender Representations, Etc.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Designated Agent and the institutions named as Co-Administrative Agents, Co-Syndication Agents, Co-Documentation Agents, Managing Agents, Joint Lead Arrangers and Joint Bookrunners on the cover page of this Agreement and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any member of the Consolidated Group, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Designated Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) of the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Designated Agent and the institutions named as Co-Administrative Agents, Co-Syndication Agents, Co-Documentation Agents, Managing Agents, Joint Lead Arrangers and Joint Bookrunners on the cover page of this Agreement and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any member of the Consolidated Group, that the Designated Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Designated Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, etc. Except as provided in Sections 2.08(b), 8.13 and 9.08, no amendment or waiver of any provision of this Agreement, or consent to any departure by the Borrower, or prior to the Guaranty Release Date, the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (a) waive any of the conditions specified in Section 3.01 or 3.02 without the written consent of each Lender, (b) increase or extend the scheduled date of the expiration of the Commitments without the written consent of each affected Lender, (c) reduce the principal of, or interest on, the Advances or the fees payable hereunder without the written consent of each affected Lender, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances (other than as provided in Section 2.20 or 2.22) or any fee without the written consent of each affected Lender, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of Advances, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder without the written consent of each Lender, (f) release (except as expressly provided in Section 9.03 or 9.08) the Guarantor from the Guaranty (including by limiting liability in respect thereof) without the written consent of each Lender or (g) amend this Section 8.01 without the written consent of each Lender (it being understood that, for purposes of this proviso, “Lender” shall not include the Borrower or any of its Affiliates, if a Lender, at the time of any such amendment, waiver or consent); provided further that no amendment, waiver or consent shall, unless in writing and signed by the Designated Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Designated Agent under this Agreement or any Note.

SECTION 8.02. Notices, etc. (a) All notices and other communications provided for hereunder shall, except as otherwise expressly provided for herein, be in writing (including e-mail) and mailed by certified or registered mail, e-mailed or delivered by hand or overnight courier service, if to the Borrower, at its address at:

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

Attention: Treasurer

Email: corp.finance@disney.com;

with a copy to:

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521-0523

Attention: Treasury Operations

Email: corp.cash.management.group@disney.com;

with a copy to:

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

Attention: Associate General Counsel, Corporate Legal Department

Email: corp.legal.notices@disney.com;

if to the Guarantor, at its address at:

TWDC Enterprises 18 Corp.

c/o The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

Attention: Treasurer

Email: corp.finance@disney.com;

with a copy to:

TWDC Enterprises 18 Corp.

c/o The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521-0523

Attention: Treasury Operations

Email: corp.cash.management.group@disney.com;

with a copy to:

TWDC Enterprises 18 Corp.

c/o The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

Attention: Associate General Counsel, Corporate Legal Department

Email: corp.legal.notices@disney.com;

if to any Lender, at its Domestic Lending Office specified on Schedule 1.01 hereto or in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be; and if to the Designated Agent, at its address at:

Citibank, N.A.

One Penns Way, Ops II, Floor 2

New Castle, Delaware 19720

Attention: Bank Loan Syndications

Telecopier Number: (646) 274-5080

Email: AgencyABTFSupport@citi.com with a copy to GLAgentOfficeOps@citi.com;

with a copy to:

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Attention: Robert F. Parr

Phone Number: (212) 816-8489

Telecopier Number: (646) 291-1781

Email: robert.f.parr@citi.com;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties; provided that materials required to be delivered pursuant to Section 5.01(e)(i) or 5.01(e)(ii) shall be delivered to the Designated Agent as specified in Section 8.02(b) or as otherwise specified to the Borrower by the Designated Agent; and provided further that such materials shall be deemed delivered to the Designated Agent to the extent posted and available on the website of the SEC at www.sec.gov. All such notices and other communications shall, when sent by hand or overnight courier service, or mailed by certified or registered mail, be effective when received, and when sent by e-mail, be effective upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

(b) Each Loan Party agrees that the Designated Agent may make materials required to be delivered pursuant to Section 5.01(e)(i) and 5.01(e)(ii), as well as any other written information, documents, instruments (other than the Notes) and other material relating to any member of the Consolidated Group or any other materials or matters relating to this Agreement or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on Debtdomain or a substantially similar electronic system (the “Platform”). Each Loan Party acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Designated Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Designated Agent or any of its Affiliates in connection with the Platform.

(c) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if reasonably requested by any Lender, the Designated Agent shall deliver a copy of the Communications to such Lender by e-mail. Each Lender agrees (i) to notify the Designated Agent in writing of such Lender’s e-mail addresses to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Designated Agent has on record the effective e-mail addresses for such Lender) and (ii) that any Notice may be sent to such e-mail address.

SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Designated Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Costs and Expenses. (a) The Borrower agrees promptly to pay all actual, reasonable and documented costs and expenses (including, without limitation, the actual, reasonable and documented fees and expenses of one counsel) of the Designated Agent in connection with the negotiation and execution of this Agreement and all related documentation and the syndication of the credit facility established hereby. The Borrower further agrees to pay, within five Business Days of demand, all actual, reasonable and documented costs and expenses of the Designated Agent and each Lender in connection with the enforcement (whether through legal proceedings or otherwise) of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, in connection with the enforcement of rights under this Section 8.04(a); provided, that any such costs and expenses consisting of fees and expenses of counsel shall be limited to the actual, reasonable and documented fees and expenses of one counsel for the Designated Agent and no more than one additional counsel for the Lenders as a group (together with (i) such local counsel, limited in each case to one such local counsel for the Designated Agent and one such local counsel for the Lenders as a group per jurisdiction, that may be reasonably required by the Designated Agent or the Lenders and (ii) if any Lender shall have reasonably concluded (based upon the advice of counsel) that its representation by counsel for the Lenders creates a conflict of interest for such counsel, such separate counsel as such Lender may reasonably require).

(b) If any payment of principal of, or Conversion of, any Term SOFR Advance, EURIBOR Advance or TIBOR Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.10 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason (other than by reason of a payment pursuant to Section 2.12), the Borrower shall, within five Business Days of demand by any Lender (with a copy of such demand to the Designated Agent), pay to such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.

(c) All obligations of the Borrower under this Section 8.04 shall survive the making and repayment of the Advances and the termination of this Agreement.

SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Designated Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding trust accounts) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or, prior to the Guaranty Release Date, the Guarantor against any and all of the obligations of the Borrower or the Guarantor, as applicable, now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Borrower and the Designated Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

SECTION 8.06. Binding Effect. This Agreement shall become effective as specified in Section 3.01 and, thereafter, shall be binding upon and inure to the benefit of the Borrower, the Guarantor (prior to the Guaranty Release Date), the Designated Agent and each Lender and their respective successors and permitted assigns, except that no Loan Party shall have any right to assign its rights hereunder or any interest herein without the prior written consent of each Lender (and any attempted assignment by any Loan Party without such consent shall be null and void).

SECTION 8.07. Assignments and Participations. (a) Each Lender may and, if requested by the Borrower upon notice by the Borrower delivered to such Lender and the Designated Agent pursuant to clause (ii) of Section 2.16 will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and any Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (ii) the amount (without duplication) of the Commitment and pro-rata share of outstanding Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance) shall not be less than $5,000,000 (unless the assigning Lender shall assign its entire interest hereunder or such lesser amount is previously agreed among such assigning Lender, the Designated Agent and the Borrower) or an integral multiple of $500,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment (other than the Borrower) shall execute and deliver to the Designated Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided that the Designated Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights such Lender assignor may have under Sections 2.11, 2.14, 8.04 and 8.08) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any member of the Consolidated Group or the performance or observance by any Loan Party of any of its obligations under this Agreement or any instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(c), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Designated Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Designated Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Designated Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Designated Agent shall maintain a copy of each Assignment and Acceptance and each Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Designated Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Loan Party or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Designated Agent.

(d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee and, if applicable, the Borrower, together with any Note subject to such assignment, the Designated Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and any Note issued to it hereunder); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties, the Designated Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such Lender shall not agree in any participation agreement with any participant or proposed participant to obtain the consent of such participant before agreeing to the amendment, modification or waiver of any of the terms of this Agreement or any Note, before consenting to any action or failure to act by the Borrower or any other party hereunder or under any Note, or before exercising any rights it may have in respect thereof, unless such amendment, modification, waiver, consent or exercise would (A) increase or extend the scheduled expiration of the amount of such participant’s portion of such Lender’s Commitment, (B) reduce the principal amount of or rate of interest on the Advances or any fee or other amounts payable hereunder to which such participant would be entitled to receive a share under such participation agreement, or (C) postpone any date fixed for any payment of principal of or interest on the Advances or any fee or other amounts payable hereunder to which such participant would be entitled to receive a share under such participation agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Advances, Notes or its other obligations under this Agreement) to any Person except to the extent that such disclosure is requested by such Person and is necessary to establish that such Commitment, Advance, Note or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Designated Agent (in its capacity as Designated Agent) shall have no responsibility for maintaining a Participant Register.

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to any Loan Party furnished to such Lender by or on behalf of any Loan Party in writing and directly related to the transactions contemplated hereunder; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to any Loan Party received by it from such Lender in accordance with the terms of Section 8.09.

(g) No participation or assignment hereunder shall be made in violation of the Securities Act of 1933, as amended from time to time, or any applicable state securities laws, and each Lender hereby represents that it will make any Advance for its own account in the ordinary course of its business and not with a view to the public distribution or sale thereof.

(h) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time assign or create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note issued to it hereunder) in favor of any Federal Reserve Bank or any foreign central bank having authority over such Lender in accordance with Regulation A of the Federal Reserve Board (or any successor regulation thereto), any applicable operating circular of such Federal Reserve Bank or any other regulation issued by the applicable foreign central bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.08. Indemnification; Limitation of Liability. (a) The Borrower agrees to indemnify and hold harmless the Designated Agent, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding (whether or not an Indemnified Party is a party thereto) arising out of, related to or in connection with the Commitments hereunder or the Advances made hereunder or any transactions in connection herewith, including, without limitation, any transaction in which any proceeds of the Advances are, or are proposed to be, applied (collectively, the “Indemnified Matters”); provided that the Borrower shall have no obligation to any Indemnified Party under this Section 8.08(a) with respect to (i) matters for which such Indemnified Party has been reimbursed by or on behalf of the Borrower pursuant to any other provision of this Agreement, but only to the extent of such reimbursement, or (ii) Indemnified Matters found by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Party. If any action is brought against any Indemnified Party, such Indemnified Party shall promptly notify the Borrower in writing of the institution of such action and the Borrower shall thereupon have the right, at its option, to elect to assume the defense of such action; provided, however, that the Borrower shall not, in assuming the defense of any Indemnified Party in any Indemnified Matter, agree to any dismissal or settlement of such Indemnified Matter without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld, if such dismissal or settlement (A) would require any admission or acknowledgment of culpability or wrongdoing by such Indemnified Party or (B) would provide for any non-monetary relief to any Person to be performed by such Indemnified Party. If the Borrower so elects, it shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of expenses. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or (2) the Borrower shall not have properly employed counsel reasonably satisfactory to such Indemnified Party to have charge of the defense of such action, in which case such fees and expenses shall be paid by the Borrower. If an Indemnified Party shall have reasonably concluded (based upon the advice of counsel) that the representation by one counsel of such Indemnified Party and any Loan Party creates a conflict of interest for such counsel, the reasonable fees and expenses of such counsel shall be borne by the Borrower and the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party (but shall retain the right to direct the defense of such action on behalf of the Borrower). Anything in this Section 8.08(a) to the contrary notwithstanding, the Borrower shall not be liable for the fees and expenses of more than one counsel for any Indemnified Party in any jurisdiction as to any Indemnified Matter or for any settlement of any Indemnified Matter effected without its written consent. All obligations of the Borrower under this Section 8.08(a) shall survive the making and repayment of the Advances and the termination of this Agreement. This Section 8.08(a) shall not apply with respect to any Taxes indemnified under Section 2.14 or any Excluded Taxes.

(b) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any losses, claims, demands, damages, penalties or liabilities of any kind, on any theory of liability, against any other party hereto or, in the case of the Loan Parties, against any Lender-Related Person for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Advance or the use of the proceeds thereof or any of the other transactions contemplated hereby; provided that, nothing in this paragraph shall relieve the Borrower of any obligation it may have to indemnify an Indemnified Party as provided in Section 8.08(a) or in any other Loan Document, against any special, indirect, consequential or punitive damages asserted against such Indemnified Party by a third party.

SECTION 8.09. Confidentiality. None of the Designated Agent or the Lenders may disclose to any Person any confidential, proprietary or non-public information of the Borrower or any member of the Consolidated Group furnished to the Designated Agent or the Lenders by or on behalf of any member of the Consolidated Group (such information being referred to collectively herein as the “Borrower Information”), except that each of the Designated Agent and each of the Lenders may disclose Borrower Information (a) to its Affiliates and its and their respective employees, officers, directors, agents, auditors and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 8.09, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and any of its obligations with respect to the 2020 Credit Agreement, the 2022 Credit Agreement, this Agreement or payments hereunder, (g) to the extent such Borrower Information (i) is or becomes generally available to the public on a non-confidential basis, other than as a result of a breach of this Section 8.09 by the Designated Agent or such Lender, or (ii) is or becomes available to the Designated Agent or such Lender on a non-confidential basis from a source other than the Borrower, its Affiliates or their respective officers, directors, agents, auditors and advisors, provided such source is not bound by a confidentiality agreement or other legal or fiduciary obligations of secrecy with the Borrower or its Affiliates with respect to the Borrower Information and (h) with the consent of the Borrower.

SECTION 8.10. Patriot Act. Each Lender and the Designated Agent hereby notifies each Loan Party that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow it to identify each Loan Party in accordance with the Patriot Act and 31 C.F.R. § 1010.230. Each Loan Party shall promptly provide such information upon request by any Lender or the Designated Agent.

SECTION 8.11. Judgment. (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Designated Agent could purchase Dollars with such other currency at the Designated Agent’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which a final judgment is given.

(b) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Designated Agent could purchase such Foreign Currency with Dollars at the Designated Agent’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(c) The obligation of the Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Designated Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Designated Agent (as the case may be) of any sum adjudged to be due in such other currency, such Lender or the Designated Agent (as the case may be) may, in accordance with normal banking procedures, purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Designated Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Designated Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to such Lender or the Designated Agent (as the case may be) in the applicable Primary Currency, such Lender or the Designated Agent (as the case may be) agrees to remit to the Borrower such excess.

SECTION 8.12. Consent to Jurisdiction and Service of Process. All judicial proceedings brought against any Loan Party with respect to this Agreement or any instrument or other documents delivered hereunder may be brought in any state or Federal court in the Borough of Manhattan in the State of New York, and by execution and delivery of this Agreement, each Loan Party accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any instrument or other document delivered hereunder from which no appeal has been taken or is available. Each Loan Party appoints Corporation Service Company, 80 State Street, Albany, NY 12207-2543, or any other address in the State of New York communicated by Corporation Service Company to the Designated Agent, as its agent to receive on its behalf service of all process in any such proceeding in any such court, such service being hereby acknowledged by each Loan Party to be effective and binding service in every respect.

SECTION 8.13. Substitution of Currency. If a change in any Foreign Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement will be amended to the extent determined by the Designated Agent (acting reasonably, in consultation with the Borrower and in accordance with the terms of Section 8.01) to be necessary to reflect the change in currency and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been in if no change in such Foreign Currency had occurred.

SECTION 8.14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8.15. Execution in Counterparts; Electronic Signatures; Interpretation. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement, any other Loan Document or any document, consent, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.02), certificate, request, statement or authorization related to this Agreement and/or the transactions contemplated hereby (the “Ancillary Documents”) by e-mail or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution”, “signed”, “signature” and words of like import in this Agreement, the other Loan Documents or any Ancillary Document shall be deemed to include Electronic Signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. A full set of executed counterparts of this Agreement shall be lodged with the Designated Agent and the Borrower. Any Notes issued hereunder shall be delivered in original hard copy to the Lender requesting such Note. This Agreement and the Notes constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment advices with respect to the credit facility established hereby submitted by any Lender (but do not supersede any provisions of any fee letter executed by any Loan Party in connection with this Agreement).

SECTION 8.16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the prohibited or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

SECTION 8.17. No Fiduciary Relationship. Each Loan Party, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Designated Agent, the Lenders and their Affiliates are acting pursuant to a contractual relationship on an arm’s-length basis, and the parties hereto do not intend that the Designated Agent, the Lenders or their Affiliates act or be responsible as a fiduciary to any Loan Party, its management, stockholders, creditors or any other Person. Each of the Loan Parties, the Designated Agent, the Lenders and their Affiliates expressly disclaims any fiduciary relationship and agrees they are each responsible for making their own independent judgments with respect to any transactions entered into between them.

SECTION 8.18. Non-Public Information. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by any Loan Party or the Designated Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information with respect to any Loan Party, its subsidiaries or their securities. Each Lender represents to each Loan Party and the Designated Agent that (i) it has developed compliance procedures regarding the use of such material non-public information and that it will handle such material non-public information in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified to the Designated Agent a credit contact who may receive information that may contain such material non-

public information in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

SECTION 8.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority (exercised in accordance with the relevant Bail-In Legislation) and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, subject to the right of such recipient to decline ownership of such shares or other instruments of ownership, in which case, subject as provided in the relevant Bail-In Legislation, any such liability may be reduced or cancelled, as the case may be, to the same extent as if such shares or other instruments of ownership had been accepted; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 8.20. Waiver of Notice Period in Connection with Termination of Existing 364-Day Credit Agreement. Upon the effectiveness of this Agreement, the Existing 364-Day Credit Agreement (except for the indemnification, expense reimbursement, yield protection, confidentiality and other provisions contained therein that by their terms expressly survive termination of the Existing 364-Day Credit Agreement), and all “Commitments” under and as defined in the Existing 364-Day Credit Agreement, are hereby terminated. Each Lender that is a party to the Existing 364-Day Credit Agreement hereby waives any notice required for the termination of the “Commitments” thereunder.

ARTICLE IX

GUARANTY

SECTION 9.01. The Guaranty. The Guarantor hereby irrevocably and unconditionally guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of all obligations of the Borrower under this Agreement and the other Loan Documents, including, without limitation, (i) the principal of and interest on each Advance made to the Borrower and (ii) all other amounts payable by the Borrower under this Agreement and the other Loan Documents, including, without limitation, all fees, expenses, reimbursements, indemnities and other monetary obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, including monetary obligations incurred under this Agreement or any other Loan Document during the pendency of any bankruptcy, insolvency, receivership or other similar process, regardless of whether allowed or allowable in such proceeding (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon the failure by the Borrower to pay punctually when due any such amount, subject to any applicable grace or notice and cure period, the Guarantor agrees that it shall forthwith pay such amount at the place and in the manner specified in this Agreement. The Guarantor hereby agrees that the Guaranty is an absolute, irrevocable (except as provided by Section 9.08) and unconditional guaranty of payment and is not a guaranty of collection.

SECTION 9.02. Guaranty Unconditional. The obligations of the Guarantor under the Guaranty shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether, in any such case, by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, in each case other than the payment in full in cash of the Guaranteed Obligations (other than contingent obligations that have not yet arisen);

(b) any modification or amendment of or supplement to this Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby; provided that the Guarantor has consented to any such modification, amendment or supplement in writing if its consent thereto is otherwise required under this Agreement or the other Loan Documents;

(c) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any of its assets, in each case other than the payment in full in cash of the Guaranteed Obligations (other than contingent obligations that have not yet arisen);

(d) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, any Guaranty Beneficiary or any other Person, whether in connection with the Guaranty or in connection with any unrelated transactions, provided that nothing in this Article IX shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(e) the unenforceability or invalidity of the Guaranteed Obligations or any part thereof or the lack of genuineness, enforceability or validity of any agreement relating thereto, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations (other than any defense that the Borrower has for payment in full in cash of the Guaranteed Obligations (other than contingent obligations that have not yet arisen)) for any reason related to this Agreement or any other Loan Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations; or

(f) any other act or omission to act or delay of any kind by the Borrower, any Guaranty Beneficiary or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 9.02, constitute a legal or equitable discharge of the Guarantor’s obligations under this Article IX or otherwise reduce, release, prejudice or extinguish its liability under the Guaranty, in each case other than the payment in full in cash of the Guaranteed Obligations (other than contingent obligations that have not yet arisen) or performance by the Borrower of its obligations under this Agreement and the other Loan Documents.

SECTION 9.03. Continuing Guaranty; Discharge and Reinstatement. Subject to Section 9.08, the Guarantor’s obligations under this Article IX shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash (other than contingent obligations that have not yet arisen) and the Commitments shall have terminated or expired, at which time, subject to all the foregoing conditions, the obligations of the Guarantor under the Guaranty shall automatically terminate. If at any time any payment of the principal of or interest on any Advance or any other Guaranteed Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower (including pursuant to any settlement entered into by any Guaranty Beneficiary in its discretion), the Guarantor’s obligations under the Guaranty with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 9.04. Waivers. The Guarantor irrevocably waives acceptance of the Guaranty, presentment, demand or action on delinquency, protest, the benefit of any statute of limitations and, to the fullest extent permitted by law, any notice not provided for in this Agreement or under any other Loan Document, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations or any other Person. Notwithstanding anything to the contrary in this Article IX, the Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:

(a) any right it may have to revoke the Guaranty as to future indebtedness or notice of acceptance hereof;

(b) (i) notice of acceptance of the Guaranty; (ii) notice of any Advances or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (iii) notice of the amount of the Guaranteed Obligations, subject, however, to the Guarantor’s right to make inquiry of the Guaranty Beneficiaries to ascertain the amount of the Guaranteed Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase the Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents, other than demand for payment under the Guaranty; (vi) notice of any Event of Default or any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default; and (vii) all other notices (except if such notice is expressly required to be given to the Guarantor hereunder) and demands to which the Guarantor might otherwise expressly be entitled; and

(c) its right, if any, to require any Guaranty Beneficiary or any other Person to institute suit against, or to exhaust any rights and remedies which any Guaranty Beneficiary or any other Person have or may have against, any third party.

SECTION 9.05. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights against the Borrower with respect to any payments it makes under the Guaranty until all of the Guaranteed Obligations and any amounts payable under the Guaranty have been paid in full in cash (other than contingent obligations that have not yet arisen) and all Commitments have terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranty Beneficiaries and shall forthwith be paid to such Persons to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

SECTION 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of this Agreement or any other Loan Document shall nonetheless be payable by the Guarantor under the Guaranty forthwith on demand by the Designated Agent.

SECTION 9.07. Taxes. The Guarantor agrees that the provisions of Section 2.14 shall be applicable, mutatis mutandis, to all payments required to be made by the Guarantor under the Guaranty, as if each reference in such Section to the Borrower were a reference to the Guarantor.

SECTION 9.08. Release of Guarantor. (a) The Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from the Guaranty and, subject to Section 9.08(c), all of its other obligations under this Agreement, shall cease to have any rights hereunder and shall automatically cease to be a party hereto, in each case, without any action required on the part of the Designated Agent, any Lender or any other Guaranty Beneficiary:

(i) upon written notice to the Designated Agent, at such time as (A) the Guarantor is not (x) an issuer of any debt securities or (y) a guarantor under the 2022 Credit Agreement or the 2020 Credit Agreement or, in each case, any agreement extending or replacing any of the foregoing, or under debt securities of the Borrower (or, in each case under this clause (i), the Guarantor is released or discharged from all such indebtedness substantially concurrently with the release and discharge of the Guaranty), or (B) the aggregate principal amount of indebtedness for borrowed money (without duplication) issued or borrowed by all Subsidiaries of the Borrower (collectively) (other than any indebtedness for borrowed money represented by the Guaranty or guarantees of third party indebtedness) constitutes (or, as a result of any event or circumstance occurring or arising substantially concurrently therewith, will constitute) no more than 10.0% of the aggregate principal amount of indebtedness for borrowed money of the Borrower and its Subsidiaries (other than any indebtedness for borrowed money represented by guarantees of third party indebtedness), on a consolidated basis, as of such time; or

(ii) upon the sale, transfer or disposition (including by way of consolidation or merger) of all or substantially all of the equity interests or assets of the Guarantor to another Person (other than to the Borrower or any of its subsidiaries).

(b) From and after the Guaranty Release Date, any reference to “any Loan Party”, “each Loan Party” or “the Loan Parties”, or references of similar import, shall be deemed to refer solely to the Borrower.

(c) Notwithstanding the occurrence of the Guaranty Release Date or anything else to the contrary set forth in this Section 9.08, the Guarantor shall remain bound by its agreements set forth in Sections 8.08(b) and 8.17 as if no Guaranty Release Date shall have occurred and the Guarantor continued to be a party hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

THE WALT DISNEY COMPANY, as Borrower

by	/s/ Carlos Gomez
Name: Carlos Gomez
Title: Senior Vice President and Treasurer

SIGNATURE PAGE – 2023 DISNEY 364-DAY CREDIT AGREEMENT

TWDC ENTERPRISES 18 CORP., as Guarantor

by	/s/ Carlos Gomez
Name: Carlos Gomez
Title: Treasurer

SIGNATURE PAGE – 2023 DISNEY 364-DAY CREDIT AGREEMENT

CITIBANK, N.A., Individually and as Designated Agent,

by	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

SIGNATURE PAGE – 2023 DISNEY 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution:

JPMORGAN CHASE BANK, N.A.

by	/s/ Ryan Zimmerman
Name: Ryan Zimmerman
Title: Executive Director

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

BNP PARIBAS

by	/s/ Nicole Rodriguez
Name: Nicole Rodriguez
Title: Director

by	/s/ Nicolas Doche
Name: Nicolas Doche
Title: Vice President

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution:

DEUTSCHE BANK AG NEW YORK BRANCH

by	/s/ Ming K Chu
Name: Ming K Chu
Title: Director

by	/s/ Annie Chung
Name: Annie Chung
Title: Director

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution:

BANK OF AMERICA, N.A.

by	/s/ Jonathan Tristan
Name: Jonathan Tristan
Title: Director

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution:

CREDIT SUISSE AG, NEW YORK BRANCH,

By	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By	/s/ Wesley Cronin
Name: Wesley Cronin
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution:

GOLDMAN SACHS BANK USA

by	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution:

HSBC Bank USA, National Association

by	/s/ Kyle Patterson
Name: Kyle Patterson
Title: Senior Vice President

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: Mizuho Bank, Ltd.

by	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

For institutions requiring a second signature line:

by
Name:
Title:

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: MORGAN STANLEY BANK, N.A.

by	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: MUFG Bank, Ltd.

by	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: ROYAL BANK OF CANADA

by	/s/ Alfonse Simone
Name: Alfonse Simone
Title: Authorized Signatory

For institutions requiring a second signature line:

by
Name:
Title:

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: Societe Generale

by	/s/ Kimberly Metzger
Name: Kimberly Metzger
Title: Director

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: Sumitomo Mitsui Banking Corporation

by	/s/ Nabeel Shah
Name: Nabeel Shah
Title: Director, Lending Management Group

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: The Toronto-Dominion Bank, New York Branch

by	/s/ John Glotzbecker
Name: John Glotzbecker
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: TRUIST BANK

by	/s/ Paige Scheper
Name: Paige Scheper
Title: Director

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: U.S. Bank National Association

by	/s/ Steven J. Correll
Name: Steven J. Correll
Title: Senior Vice President

For institutions requiring a second signature line:

by
Name:
Title:

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: Wells Fargo Bank, N.A.

by	/s/ William Mason
Name: William Mason
Title: Vice President

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: Agricultural Bank of China, New York Branch

by	/s/ Nelson Chou
Name: Nelson Chou
Title: SVP & Head of Corporate Banking Department

For institutions requiring a second signature line:

by
Name:
Title:

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: Banco Santander, S.A., New York Branch

by	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director

by	/s/ Arturo Prieto
Name: Arturo Prieto
Title: Managing Director

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: Bank of China, Los Angeles Branch

by	/s/ Jason Fu
Name: Jason Fu
Title: Senior Vice President

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: ING Bank N.V., Dublin Branch

by	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

by	/s/ Cormac Langford
Name: Cormac Langford
Title: Director

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: STANDARD CHARTERED BANK

by	/s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

For institutions requiring a second signature line:

by
Name:
Title:

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: Commerzbank AG, New York Branch

by	/s/ Maurice Kiefer
Name: Maurice Kiefer
Title: Vice President

by	/s/ Mathew Ward
Name: Mathew Ward
Title: Managing Director

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: Intesa Sanpaolo S.p.A

by	/s/ Blen Binder
Name: Blen Binder
Title: Global Relationship Manager

For institutions requiring a second signature line:

by	/s/ Manuela Insana
Name: Manuela Insana
Title: Relationship Manager

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

SVENSKA HANDELSBANKEN AB (PUBL), NEW YORK BRANCH

by	/s/ Mark Emmett
Mark Emmett
Vice President

by	/s/ Nancy D’Albert
Nancy D’Albert
Vice President

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT OF THE WALT DISNEY COMPANY

Name of institution: WESTPAC BANKING CORPORATION

by	/s/ Richard Yarnold
Name: Richard Yarnold
Title: Director